Exhibit 4










                      JAMES RIVER CORPORATION OF VIRGINIA

                            STOCKPLUS INVESTMENT PLAN



                Amended and Restated Effective September 1, 1996






























                                      E-1
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                                                 TABLE OF CONTENTS

                                                                            Page


SECTION I
         ESTABLISHMENT OF THE STOCKPLUS INVESTMENT PLAN.......................1

SECTION II
         DEFINITIONS..........................................................2
                  2.2         Affiliated Company..............................2
                  2.3         Before-Tax Contributions........................2
                  2.4         Beneficiary.....................................2
                  2.5         Board...........................................3
                  2.6         Canadian Employee...............................3
                  2.7         Company.........................................3
                  2.8         Company Stock...................................3
                  2.9         Company Stock Fund..............................3
                  2.10        Compensation....................................3
                  2.11        Discretionary Employer Contributions............4
                  2.12        Effective Date..................................4
                  2.13        Employee........................................4
                  2.14        Employer or Employers...........................4
                  2.15        ERISA...........................................4
                  2.16        Highly Compensated Employee.....................4
                  2.17        Hours of Service................................4
                  2.18        Insider.........................................5
                  2.19        Internal Revenue Code...........................5
                  2.20        J&S Account.....................................5
                  2.21        Leave of Absence................................5
                  2.22        Matching Contributions..........................5
                  2.23        Non-Union Participant...........................5
                  2.24        Participant.....................................6
                  2.25        Permanent Disability............................6
                  2.26        Plan............................................6
                  2.27        Plan Administrator..............................6
                  2.28        Plan Year.......................................6
                  2.29        Prior Plan......................................6
                  2.30        Qualified Joint and Survivor Annuity............6
                  2.31        Qualified Pre-Retirement Survivor Annuity.......7
                  2.32        Retirement Date.................................7
                  2.33        Rule 16b-3......................................7
                  2.34        Salaried Participant............................7
                  2.35        Service.........................................7
                  2.36        Single Life Annuity.............................8
                  2.37        Taxable Compensation............................8
                  2.38        Trust Agreement.................................8
                  2.39        Trustee.........................................8
                  2.40        Trust Fund......................................9
                  2.41        Union Participant...............................9
                  2.42        Valuation Date..................................9

SECTION III
         PARTICIPATION.......................................................10
                  3.1         Participation in General.......................10
                  3.2         Participation in the Before-Tax
                              Contributions Portion of the Plan..............10
                  3.3         Duration of Participation; Reemployment........11

SECTION IV
         CONTRIBUTIONS.......................................................12
                  4.1         Before-Tax Contributions.......................12
                  4.2         Matching Contributions.........................12
                  4.3         Elections as to Before-Tax Contributions;
                              Changes........................................12
                  4.4         Discretionary Employer Contribution............13
                  4.5         Time and Manner of Payment of Contributions....14

SECTION V
         ACCOUNTS ...........................................................15
                  5.1         Participants' Accounts.........................15
                  5.2         Allocation of Contributions....................15
                  5.3         Annual Addition and Benefit Limitations........16
                  5.4         Anti-Discrimination Test for Before-Tax
                              Contributions..................................17
                  5.5         Anti-Discrimination Test for Matching
                              Contributions..................................19
                  5.6         Highly Compensated Employees...................21
                  5.7         Distribution of Excess Contributions...........22
                  5.8         Correction of Error............................23

SECTION VI
         VESTING AND DISTRIBUTION OF ACCOUNTS................................24
                  6.1         Vested Interest................................24
                  6.2         Distribution Upon Termination of
                              Employment.  ..................................24
                  6.3         Death..........................................24
                  6.4         Form and Time of Payment.......................24
                  6.5         Reemployed Participants........................28
                  6.6         Benefits to Minors and Incompetents............28
                  6.7         Location of Missing Participants...............29
                  6.8         No Guarantee of Values.........................29
                  6.9         Eligible Rollover Distributions................30
                  6.10        Qualified Joint and Survivor Annuity Rules.....31

SECTION VII
         WITHDRAWALS AND LOANS...............................................35
                  7.1         Hardship Withdrawals...........................35
                  7.2         Withdrawals During Employment..................37
                  7.3         Withdrawals During Employment by Canadian
                              Employees......................................38
                  7.4         Loans..........................................39
                  7.5         Outstanding Prior Plan Loans...................42
                  7.6         Insiders.......................................42

SECTION VIII
         TRUST ARRANGEMENTS..................................................43
                  8.1         Appointment of Trustee.........................43
                  8.2         Appointment of Investment Managers.............43

SECTION IX
         INVESTMENT OF ACCOUNTS..............................................44
                  9.1         Investment Funds...............................44
                              Under Age 57...................................44
                  9.3         Investment of Accounts by Participants Who
                              Have Attained Age 57...........................45
                  9.4         Directed Investments...........................45
                  9.5         Limitations on Directed Investments............47
                  9.6         Application to Beneficiaries and Alternate
                              Payees.........................................48
                  9.7         Order of Withdrawals and Loans from the
                              Investment Funds...............................48
                  9.8         Voting, Tender and Exercise of Similar
                              Rights with Respect to Company Stock...........48
                  9.9         Management of the Company Stock Fund...........49
                  9.10        Allocation of Income...........................49

SECTION X
         GENERAL PROVISIONS..................................................51
                  10.1        Nonalienation of Benefits......................51
                  10.2        Merger or Consolidation........................51
                  10.3        No Contract of Employment......................51
                  10.4        Non-Reversion..................................51
                  10.5        Construction and Severability..................52
                  10.6        Delegation of Authority........................52
                  10.7        Changes in Capital Structure...................52
                  10.8        Receipt of Rollovers and Trustee-to-Trustee
                              Transfers......................................52
                  10.9        Gender and Number..............................53
                  10.10       Plan Merger....................................53

SECTION XI
         PLAN ADMINISTRATION.................................................54
                  11.1        Plan Administrator.............................54
                  11.2        Responsibilities...............................54
                  11.3        Delegation of Duties...........................55
                  11.4        Expenses.......................................55
                  11.5        Compensation...................................56
                  11.6        Facility of Payment............................56
                  11.7        Benefit Claims Procedure.......................56
                  11.8        Domestic Relations Orders......................57
                  11.9        Persons With Qualified Military Service........58

SECTION XII
         AMENDMENT OF PLAN...................................................60
                  12.1        Reserved Power to Modify, Suspend or
                              Terminate......................................60
                  12.2        Distribution on Termination of Plan............60

SECTION XIII
         ADOPTION OF PLAN BY AFFILIATED COMPANIES............................61
                  13.1        Adoption of the Plan...........................61
                  13.2        Withdrawal.....................................61
                  13.3        Sale of Employer or Division...................62
SECTION XIV
         TOP HEAVY...........................................................62
                  14.1        Top Heavy......................................62
                  14.2        Minimum Allocation.............................63
                  14.3        Compensation Limitation........................63
                  14.4        Benefit and Contribution Limitations...........64

APPENDIX A                    Merger of the James River II Salaried Employees
                              Retirement Savings Plan into the StockPlus
                              Investment Plan

APPENDIX B                    Merger of the Specialty Papers Company Profit
                              Sharing Plan into the StockPlus Investment Plan

APPENDIX C                    Merger of the James River - Ridgway Corporation
                              Profit Sharing and Incentive Savings Plan into the StockPlus Investment Plan

APPENDIX D                    Merger of the Diamond Occidental Forest Inc.
                              Employee Savings Plan into the StockPlus
                              Investment Plan

APPENDIX E                    Merger of the Paper Art Company, Inc. 401(k)
                              Profit Sharing Plan into the StockPlus
                              Investment Plan

APPENDIX F                    Merger of the Paper Art Company, Inc. 401(k)
                              Plan for Bargaining Unit Employees into the
                              StockPlus Investment Plan

APPENDIX G                    Merger of the Rampart Packaging, Inc. Salary
                              Deferral Plan into the StockPlus Investment Plan

APPENDIX H                    Provisions Relating to Employees of the
                              Communications Papers Business

APPENDIX I                    Establishment of Crown Vantage Stock Fund

APPENDIX J                    Provisions Relating to Former Employees of
                              Benchmark Holdings, Inc. and Wincup Holdings,
                              Inc.

APPENDIX K                    Provisions Relating to the Prior Plan

APPENDIX L                    Special Provisions Relating to Ashland Mill
                              Employees

APPENDIX M                    Provisions Relating to Employees Acquired by the
                              Fonda Group, Inc.

                                    SECTION I

                 ESTABLISHMENT OF THE STOCKPLUS INVESTMENT PLAN


         James River Corporation of Virginia (the "Company") maintains the James River Corporation of Virginia StockPlus Investment Plan (formerly known as the Stock Purchase Plan) (the "Plan") for the benefit of its eligible Employees and the eligible Employees of its Affiliated Companies.

         The Company restated the Plan as of July 1, 1994 and changed the name of the Plan to the "James River Corporation of Virginia StockPlus Investment Plan". The Company further amended the Plan as of July 1, 1994, with certain provisions effective as of January 1, 1995. The Plan is amended and restated, generally effective as of September 1, 1996, to reflect certain design changes and changes in applicable law.

         The Plan, as amended and restated, is intended to be a qualified profit sharing plan under Sections 401(a) and 401(k) of the Internal Revenue Code. The Plan is also intended, to the extent permissible, to qualify as a Section 404(c) plan for the purposes of the Employee Retirement Income Security Act of 1974, as amended.

                                   SECTION II

                                   DEFINITIONS


         Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided:

         2.1 Account means a Participant's interest in the Trust Fund, which shall consist of the Participant's Accounts described in Section 5.1.

         2.2 Affiliated Company means (a) any organization under common control (as described in Sections 414(b) and (c) of the Internal Revenue Code) with the Company or (b) any organization that is a member of an affiliated service group (as described in Section 414(m) of the Internal Revenue Code) of which the Company is a member.

         2.3 Before-Tax Contributions means contributions made by an Employer pursuant to Section 4.1.

         2.4 Beneficiary means the person or entity who is to receive any benefits payable from the Plan on account of a Participant's death, as follows:

                  (a) If the Participant is married, the Beneficiary is the Participant's surviving spouse and no written designation is required. If the Participant is not married, or if the Participant is married and the spouse consents, the Beneficiary is the person designated to receive such benefits.

                  (A) If, at the time of his death, a Participant has no spouse or designated Beneficiary, the Beneficiary is the personal representative of the Participant's estate, provided that satisfactory evidence of the appointment of a personal representative is furnished to the Plan Administrator within 90 days after the Participant's death. If no such evidence is received by the Plan Administrator, then the deceased Participant's Beneficiary shall be the Participant's distributees, as provided by law.

                 (B) A Participant may designate a person or entity to be his Beneficiary by filing a properly completed and executed form for this Plan with the Plan Administrator.If a plan is merged into this Plan, Beneficiary designations made with respect to this Plan and the Beneficiary designation provisions of this Plan shall be controlling and shall supersede any beneficiary designations made with respect to the prior plan.

                  (C) The interpretation of the Plan Administrator with respect to the designation of a Beneficiary shall be binding and conclusive upon all parties, and no person who claims to be a Beneficiary or any other person shall have the right to question any action of the Plan Administrator that, in the judgment of the Plan Administrator, fulfills the intent of the Participant who filed the designation. A Participant's Beneficiary is bound by the terms of the Plan.

         2.5      Board means the Board of Directors of the Company.

         2.6 Canadian Employee means an Employee of James River-Marathon, Ltd., Canada Cup, Inc., or any other Canadian Employer.

         2.7 Company means James River Corporation of Virginia and any successor by merger or otherwise.

         2.8      Company Stock means common stock issued by the Company.

         2.9 Company Stock Fund means the investment fund maintained under the Plan for the investment of Participants' Accounts in shares of Company Stock.

         2.10 Compensation means total wages paid or otherwise payable in cash to an Employee by his Employer during a Plan Year for personal services, but excluding payments under any severance, salary continuation or layoff program, bonuses, director's fees, reimbursement of moving expenses, compensation received in connection with insurance, stock options or other benefit plans, and any deferred compensation or other plan or program of deferred compensation. Compensation shall be determined as follows:

                  (A) Notwithstanding the foregoing, salary continuation payments made on account of a salaried Employee's termination of employment before July 1, 1994 shall be taken into account to the extent described in the Prior Plan.

                  (B) Compensation shall be determined without regard to any reduction in remuneration resulting from an election to have Before-Tax Contributions made on an Employee's behalf pursuant to the Plan.

                  (C) In the case of an Employee who is employed by two or more Employers, the Employee's aggregate Compensation from all Employers shall be deemed to be his Compensation. The total amount of annual Compensation taken into account under the Plan for an Employee may not exceed $150,000, or an adjusted amount determined pursuant to Sections 401(a)(17) and 415(d) of the Internal Revenue Code.

                  (D) For purposes of the anti-discrimination  tests of Sections
         5.4 and 5.5, "Compensation" means compensation for services performed for the Employer that is currently includable in gross income, increased by the Employee's Before-Tax Contributions, elective contributions under a cafeteria plan and elective contributions under other arrangements required to be included under Section 414(s) of the Internal Revenue Code and applicable Treasury Regulations.

         2.11 Discretionary Employer Contributions means contributions made by an Employer pursuant to Section 4.4.

         2.12 Effective Date means, for the amended and restated Plan, except where indicated otherwise, September 1, 1996. The original effective date of the Plan was June 29, 1973.

         2.13 Employee means a person employed by an Employer, other than as an independent contractor.

          2.14 Employer or Employers means the Company and any Affiliated Company that adopts the Plan with the consent of the Board.

          2.15 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations issued thereunder.

          2.16 Highly Compensated Employee means, for Plan Years beginning on or after January 1, 1997, an Employee described in Section 5.6. For Plan Years beginning before January 1, 1997, Highly Compensated Employee shall have the meaning described in Appendix K.

         2.17 Hours of Service means:

                  (A) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer or an Affiliated Company for the performance of duties;

                  (B) Each hour (up to a maximum of 501 hours) for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer or an Affiliated Company for reasons (such as vacation, sickness or disability) other than for the performance of duties; and

                  (C) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Employer or an Affiliated Company.

                  (D) To the extent required by Federal law, if an Employee leaves the employ of the Employer to enter the military service of the

         United States, and, upon his discharge from such military service, is reemployed by the Employer at a time when his reemployment rights are protected by Federal law, the Employee shall receive credit for purposes of determining his Hours of Service for the period during which he would have performed work for the Employer but for his military service.

Hours of Service under subsection (a) shall be credited to the 12-month period during which the Employee's duties were performed. Hours of Service under subsections (b) and (c) shall be credited to the 12-month period to which the payments relate. Hours of Service for periods of time during which no duties were performed shall be credited in accordance with Section 2530.200b- 2(b) and
(c) of the Department of Labor regulations. In any case in which employment records do not accurately reflect hours worked, Hours of Service shall be credited at the rate of 45 Hours of Service per calendar week.

          2.18 Insider  means a person  designated as an insider for purposes of
     Section 16 of the Securities Exchange Act of 1934.

          2.19 Internal Revenue Code means the Internal Revenue Code of 1986, as amended, or any subsequently enacted Federal revenue law. A reference to a particular section of the Internal Revenue Code shall include a reference to any regulations issued under the section and to the corresponding section of any subsequently enacted Federal revenue law.

          2.20 J&S Account means the portion of a Participant's Account that is transferred from another plan and is subject to the qualified joint and survivor annuity rules described in Section 6.10, pursuant to an applicable Appendix.

          2.21 Leave of Absence means an Employee's absence without loss of employment status (regardless of whether Compensation is paid) if such absence is authorized by his Employer pursuant to uniformly applied standards because of injury, illness, the business of the Employer or personal reasons. Leave of Absence also includes service in the Armed Forces of the United States, provided that the Employee returns to the employment of an Employer within the period of time during which his re-employment rights as a veteran are protected by law.

          2.22 Matching Contributions means contributions made by an Employer pursuant to Section 4.2.

          2.23 Non-Union Participant means an Employee who participates in the Plan and who is neither a Salaried Participant nor a Union Participant.

          2.24 Participant means any person who is an eligible Employee and who participates in the Plan in accordance with the provisions of Section III. For purposes of Section 7.1 and 7.2 (regarding hardship withdrawals and other withdrawals during employment) and Section IX (regarding investment of Accounts), the term Participant shall include any former Employee with a vested Account under the Plan.

          2.25  Permanent  Disability  means a  disability  that has  rendered a
     Participant  incapable of  performing  his  customary  or other  comparable duties for his Employer. No Participant shall be declared Permanently Disabled unless his condition has existed for at least six consecutive months. A Participant shall not be deemed to be disabled if his incapacity arose while he was participating in a felonious criminal enterprise, if his incapacity resulted from his having engaged in a felonious criminal enterprise, or if his incapacity was a result of injury or disease incurred while in the military service of the United State (or another country) for which the Participant receives disability income benefits. The Plan Administrator shall determine whether a Participant has incurred a Permanent Disability in accordance with uniform principles consistently applied on the basis of such evidence as it deems necessary and advisable. The Plan Administrator may employ one or more physicians to examine a Participant and to investigate health or medical statements made by or on behalf of a Participant and may rely upon such evidence as it deems sufficient. The Plan Administrator's determination as to a Participant's Permanent Disability shall be final.

          2.26 Plan means this StockPlus Investment Plan, as amended from time to time.

          2.27  Plan   Administrator   means  the  committee   responsible   for
     administering the Plan, as described in Section 11.

          2.28 Plan Year means the calendar year.

          2.29 Prior Plan means the James River Corporation of Virginia Stock Purchase Plan, as in effect before the Effective Date of this amendment and restatement of the Plan.

          2.30 Qualified Joint and Survivor Annuity means an immediate annuity that can be purchased with a Participant's J&S Account and that is payable for the lifetime of the Participant, with a survivor annuity for the lifetime of the Participant's surviving spouse that is equal to 50% of the amount of the annuity that is payable during the joint lifetimes of the Participant and his spouse. Payment of a Qualified Joint and Survivor Annuity shall terminate with the monthly payment preceding the death of the last to survive of the Participant and his spouse.

          2.31 Qualified Pre-Retirement Survivor Annuity means an annuity that can be purchased with a deceased Participant's J&S Account, the present value of which is equal to the Participant's J&S Account on the date of his death. The Qualified Pre- Retirement Survivor Annuity is payable to the Participant's surviving spouse for life.

          2.32 Retirement Date means the first to occur of (a) the date on which the Participant has attained age 55 and has completed 15 years of Service, or (b) the date on which the Participant attains age 59-1/2.

          2.33 Rule 16b-3 means Rule 16b-3 of the Securities Exchange Act of 1934, including any corresponding subsequent rule or amendments thereto.

          2.34 Salaried Participant means an Employee who participates in the Plan and who is paid on a salaried basis by the Employer or who, if not paid on a salaried basis, is otherwise eligible to participate in the James River Corporation of Virginia Retirement Plan for Salaried and Other Non-Bargaining Unit Employees.

          2.35 Service means an Employee's period of employment with the Employer and Affiliated Companies, beginning with the Employee's employment commencement date and ending with his severance from service date, and including the following:

                  (A) An Employee's Service shall include periods during which the Employee was on a Leave of Absence or was laid off because of lack of work.

                  (B) An Employee's Service shall include periods of service, as described above, with a predecessor employer whose stock or assets are acquired by an Employer or an Affiliated Company, except to the extent that the Board provides otherwise.

                  (C) Transfers between Employers or Affiliated Companies shall not be deemed terminations of Service.

An Employee's employment commencement date is the date on which he first performs an Hour of Service for the Employer or an Affiliated Company. An Employee's severance from service date is the first to occur of (I) the date on which an Employee terminates employment with the Employer and Affiliated Companies because he quits, is discharged, dies or retires or (II) the first anniversary of the date on which the Employee is absent (with or without pay) from employment for any other reason (such as vacation, holiday, sickness, disability, leave of absence or layoff), if the Employee is still absent as of the anniversary date. This Section shall be administered in accordance with applicable Department of Labor regulations.

          2.36 Single Life Annuity means an annuity payable monthly for the life of a Participant from the Participant's J&S Account.

          2.37 Taxable Compensation means the total annual compensation paid to an Employee by the Employer and Affiliated Companies during a Plan Year, as defined in the Treasury Regulations issued under Section 415 of the Internal Revenue Code. "Taxable Compensation" includes an Employee's wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer and Affiliated Companies (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses). Except as provided below, "Taxable Compensation" does not include items such as:

                  (A) Salary reduction contributions and other contributions made by the Employer or an Affiliated Company to a plan of deferred compensation to the extent that the contributions are not includable in the Employee's gross income for the taxable year in which they are contributed.

                  (B) Amounts received from the exercise of a non-qualified stock option or from restricted property.

                  (C)  Amounts  realized  from  the  sale,   exchange  or  other
         disposition of stock acquired under a statutory stock option.

                  (D) Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee).

The amount of annual Taxable Compensation taken into account under the Plan for an Employee may not exceed $150,000, or an adjusted amount determined pursuant to Sections 401(a)(17) and 415(d) of the Internal Revenue Code. For purposes of
Section 5.6, Taxable Compensation includes Before-Tax Contributions, elective contributions under a cafeteria plan, and elective contributions under other arrangements required to be included under Section 414(q) of the Internal Revenue Code.

          2.38 Trust Agreement means the Trust Agreement for the Plan, which was entered into to create a Trust Fund to receive, hold, invest and dispose of assets under the Plan.

          2.39 Trustee means The Bank of New York, and any successor Trustee selected by the Board to hold and administer the Trust Fund. The Trustee shall be a fiduciary with respect to the Trust Fund.

          2.40 Trust Fund means the assets held by the Trustee under the Trust Agreement.

          2.41 Union Participant means an Employee who participates in the Plan and whose employment is covered by a collective bargaining agreement between a collective bargaining agent and the Employer.

          2.42 Valuation Date means each business day.

                                   SECTION III

                                  PARTICIPATION


          3.1 Participation in General.

               (A) Each Employee who was a Participant in the Prior Plan immediately before the Effective Date shall be a Participant in the Plan as of the Effective Date.

               (B) Each Employee, other than a temporary or seasonal Employee, who is not a Participant pursuant to subsection (a) shall become a Participant as of the later of (i) the date on which the Employee commences employment with the Employer or (ii) September 1, 1996. A seasonal or temporary Employee is an Employee who is hired to work on a seasonal or temporary basis for a specified period of time and who is not expected to be to be credited with 1,000 or more Hours of Service during a 12-month period. In the event that a seasonal or temporary Employee is credited with 1,000 or more Hours of Service during a 12-month period, he shall become a Participant as of the first day of the month immediately following the end of the 12-month period. The computation period for this purpose shall be the 12 consecutive month period beginning with the Employee=s date of hire and ending on the first anniversary of such date, and subsequent 12-month periods beginning on an anniversary of the Employee's date of hire. (C) Notwithstanding the foregoing, any Canadian Employee who is not already a Participant as of the Effective Date of the amended and restated Plan shall not be eligible to participate in the Plan.

          3.2 Participation in the Before-Tax Contributions Portion of the Plan.

               (A) Participation in the Before-Tax Contributions portion of the Plan shall be voluntary. An eligible Employee may elect to participate in the Before-Tax Contributions portion of the Plan by making an enrollment election in such manner and at such time as the Plan Administrator shall designate. An enrollment election must be made before the date as of which the Employee's election to become a Participant in the Before-Tax Contributions portion of the Plan will be effective. An Employee's payroll deductions shall begin within 30 days after the Plan Administrator receives the Employee's enrollment election.

               (B) When the Employer or an Affiliated Company acquires the stock or assets of a company, the Plan Administrator may establish a special enrollment period during which eligible Employees of that company may elect to participate in the Before- Tax Contributions portion of the Plan.

         3.3 Duration of Participation; Reemployment. A Participant shall continue to be a Participant until he no longer has assets credited to his Account. If a Participant or a person who was formerly a Participant terminates employment and then is reemployed by an Employer as an eligible Employee under
Section 3.1, he shall be eligible to be a Participant upon his reemployment.

                                   SECTION IV

                                  CONTRIBUTIONS


          4.1 Before-Tax Contributions. A Participant who is eligible to participate in the Plan may elect to have Before-Tax Contributions made on his behalf by entering into a salary reduction agreement with his Employer in such form and at such time as the Plan Administrator shall designate. Pursuant to the agreement, his Employer will agree to reduce the Participant's Compensation by a designated percentage and to contribute that designated percentage to the Plan for the benefit of the Participant. The designated percentage may be from 1% to 10% of the Participant=s Compensation per payroll period, provided that:

               (A) At any time during the Plan Year, the Plan Administrator may limit the percentage of Compensation that may be contributed for the benefit of Highly Compensated Employees, and

               (B) The maximum amount of Before-Tax Contributions that may be made on behalf of a Participant during a calendar year is $7,000, or an adjusted amount as determined pursuant to Sections 402(g) and 415(d) of the Internal Revenue Code.

          4.2      Matching Contributions.

               (A) Each  Employer  shall  make a Matching  Contribution  for its
          Participants  equal  to  sixty  percent  (60%)  of  its  Participants'
          Before-Tax Contributions made, per payroll period, on or after September 1, 1996. The Employer shall make no Matching Contribution with respect to the portion of a Participant's Before-Tax Contributions that exceed 6% of the Participant's Compensation. Matching Contributions will be made with respect to Before-Tax Contributions without regard to whether such Before-Tax Contributions are invested in the Company Stock Fund.

               (B) Matching Contributions shall be made with respect to a Participant's Before-Tax Contributions, regardless of whether the Participant ceases to be an Employee before the Matching Contribution is made.

          4.3      Elections as to Before-Tax Contributions; Changes.

               (A) A Participant may elect to have Before-Tax Contributions made on his behalf, to change the contribution percentage prospectively, or to request a suspension or resumption of contributions by making an election in such form and at such time as the Plan Administrator shall designate. The Plan Administrator shall allow Participants to make such elections at least monthly. All elections made by a Participant shall continue in force until they are changed or until the Participant ceases to be a Participant.

               (B) A Participant's  right to have Before-Tax  Contributions made on his behalf shall be automatically suspended during any Leave of Absence during which the Participant receives no Compensation. When the Participant returns to employment with his Employer, his contributions will resume as of the date of his return to employment at the contribution rate in effect at the time his Leave of Absence began, unless the Participant elects to suspend or change the rate of contributions.

               (C) If a Participant's Before-Tax Contributions are suspended pursuant to Section 7.1(c), the Participant may resume Contributions at such time as the Plan Administrator may designate after the suspension period required by Section 7.1(c).

               (D) A Participant shall not be permitted to make up suspended contributions, and Matching Contributions shall not be made for a Participant with respect to any suspended contributions.

          4.4      Discretionary Employer Contribution.

               (A) Each Plan Year, the Employers may, in their discretion, make Discretionary Employer Contributions to each Non-Union Participant and each Salaried Participant who satisfies the eligibility requirements set forth in paragraph (b) below (AEligible Participants@). The amount of the Discretionary Employer Contribution shall be a uniform percentage of (i) the Compensation paid for the Plan Year to each Eligible Participant who is not a Highly Compensated Employee, and
          (ii) the Compensation paid to each Eligible Participant who is a Highly Compensated Employee for the portion of the Plan Year that the Participant was an Eligible Participant, as determined in accordance with paragraph (b) below. For the Plan Year ending on December 31, 1996, Discretionary Employer Contributions shall be made only for Eligible Participants who are employed by an Employer on the last day of the Plan Year. For Plan Years ending on or before December 31, 1997, Discretionary Employer Contributions (if any) will be allocated as of the last day of the Plan Year. For Plan Years thereafter,
          Discretionary Employer Contributions shall (to the extent administratively practicable) be ratably allocated to Eligible Participants= Accounts as of the end of each payroll period during the Plan Year.

               (B) A Non-Union Participant or a Salaried Participant shall be eligible to receive an allocation of Discretionary Employer Contributions for the Plan Year if the Non-Union Participant or Salaried Participant was not a participant in the James River Corporation of Virginia Management Incentive Plan for the entire Plan Year. Non-Union Participants and Salaried Participants who participate in the Management Incentive Plan for only a portion of the Plan Year shall be eligible to receive an allocation of a Discretionary Employer Contribution, if any, in accordance with paragraph (a) above.

               (C) All amounts allocated to a Participant=s Discretionary Employer Contributions Account shall be automatically invested in the Company Stock Fund in accordance with Section 9.2(b).

               (D)  Unless  otherwise  elected  by  the  Company,  Discretionary
          Employer Contributions shall be treated as "qualified nonelective contributions" within the meaning of Section 401(k) of the Internal Revenue Code and the Treasury Regulations thereunder. Participants shall be fully vested at all times in their Discretionary Employer Contributions Accounts and such accounts shall be subject to the distribution restrictions described in Section 6.4(h).

          4.5      Time and Manner of Payment of Contributions.

               (A) Before-Tax Contributions shall be paid to the Trustee as of the earliest date on which they can reasonably be segregated from the Employer's generalassets.

               (B) Matching Contributions shall be paid to the Trustee at least monthly. Matching Contributions may be made in cash or in Company Stock, or in any combination thereof.

               (C) Discretionary Employer Contributions shall be paid to the Trustee as soon as practicable following the payroll period or Plan Year to which they relate (as applicable), and in no event later than the end of the twelve-month period immediately following the Plan Year to which they relate. Discretionary Employer Contributions and may be made in cash or in Company Stock, or in any combination thereof.

                                    SECTION V

                                    ACCOUNTS


          5.1 Participants' Accounts. The following Accounts, with such sub-accounts as the Plan Administrator deems appropriate, shall be maintained for each Participant:

               (A) Before-Tax Contributions Account, to which shall be credited Before-Tax Contributions made on or after the Effective Date and the Participant's Salary Reduction Account under the Prior Plan.

               (B) After-Tax Contributions Account, to which shall be credited the Participant's Non-Tax-Deferred Account under the Prior Plan.

               (C) Before-Tax Matching Contributions Account, to which shall be credited Matching Contributions made on or after the Effective Date and the Participant's Salary Reduction Matching Account under the Prior Plan.

               (D) After-Tax Matching Contributions Account, to which shall be credited the Participant's Matching Account, other than the Participant's Salary Reduction Matching Account, under the Prior Plan.

               (E) Discretionary Employer Contributions Account, to which shall be credited Discretionary Employer Contributions made on or after the Effective Date.

               (F) Rollover Account, to which shall be credited the Participant's Rollover Account under the Prior Plan and assets transferred from other plans that are not credited to one of the foregoing Accounts pursuant to an Appendix.

The Plan Administrator may combine, eliminate or add to the foregoing Accounts at such time as the Plan Administrator deems appropriate. Contributions made under a plan that is merged into this Plan, or whose assets are otherwise transferred to this Plan, may be added to the foregoing Accounts according to an applicable Appendix. Earnings on each Account shall be allocated to that Account pursuant to the provisions of Section IX.

         5.2 Allocation of Contributions. The Plan Administrator shall allocate to the Accounts of each Participant the contributions made for the Participant's benefit as soon as practicable following the date on which such contributions are determined.

          5.3      Annual Addition and Benefit Limitations.

               (A) Notwithstanding the foregoing, the total amount of the Annual Additions, as defined hereafter, that may be allocated to the Accounts of a Participant for a Plan Year under all defined contribution plans maintained by the Employer and Affiliated Companies shall not exceed the lesser of (i) $30,000 or (ii) 25% of the Participant's Taxable Compensation. The $30,000 amount referred to above shall be adjusted from time to time to correspond to the amount prescribed by law under
          Section 415(c)(1)(A) of the Internal Revenue Code or by the Secretary of the Treasury pursuant to Section 415(d) of the Internal Revenue Code, determined as of the last day of the Plan Year to which the limitation applies. The Plan Year shall be the limitation year used to determine whether the requirements of this Section have been satisfied.

               (B) For purposes of this Section, "Annual Additions" for a Participant means the sum (under all defined contribution plans maintained by the Employer and Affiliated Companies) of (i) Before-Tax Contributions, Matching Contributions, Discretionary Employer Contributions and other Employer and Affiliated Company contributions made on his behalf, (ii) forfeitures credited to his Accounts and
          (iii) other voluntary contributions made by the Participant. Annual Additions shall not include excess Before- Tax Contributions that are distributed by April 15 following the calendar year in which the contributions were made, pursuant to Section 5.7.

               (C) If a Participant is or has been a participant in one or more defined benefit plans and in one or more defined contribution plans maintained by the Employer or an Affiliated Company, then the sum of the Participant's "defined benefit plan fraction" (defined below) and his "defined contribution plan fraction" (defined below) for any Plan Year as applied to the plans shall not exceed 1.0. The benefits provided under the defined benefit plans shall be reduced to comply with the limits of this subsection (c) before the contributions made to the defined contribution plans are reduced. For purposes of this
          Section:

                    (I) The "defined  benefit plan fraction" for any Participant for any Plan Year is a fraction, the numerator of which is the Participant's projected annual benefit under all defined benefit plans of the Employer and Affiliated Companies (determined as of the close of the Plan Year) and the denominator of which is the lesser of:

                         (x) The product of 1.25  multiplied by $90,000 (or such
                    other  amount as is  permitted  or required to be used under
                    Section 415(e) of the Internal Revenue Code), or

                         (y) The product of 1.4 multiplied by 100% of the Participant's highest average Taxable Compensation for the three consecutive years during which he was a participant in the defined benefit plans.

                    (II) The "defined contribution plan fraction" for any Participant for any Plan Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Accounts as of the close of the Plan Year under all defined contribution plans of the Employer and Affiliated Companies, and the denominator of which is the sum of the lesser of the following amounts determined for the Plan Year and for each previous year of service with the Employer and Affiliated
               Companies:

                         (x) The  product of 1.25  multiplied  by the  $30,000
                    amount described in subsection (a) (as adjusted), or

                         (y) The product of 1.4 multiplied by 25% of the Participant's Taxable Compensation for the Plan Year. As an alternative to the foregoing, in determining the limits of this subsection(c), the Plan Administrator may use any other method permissible under Section 415 of the Internal Revenue Code.

               (D) As of the last day of each Plan Year, any excess Annual Additions shall be held in a suspense account and used to reduce contributions for the Participant for the next Plan Year (and succeeding Plan Years, as necessary). If the Participant is no longer a Participant at the end of a Plan Year, the excess amount will be used to reduce contributions for the Plan Year (and succeeding Plan Years) for all Participants who are employed by the Employer with which the Participant was employed.

          5.4 Anti-Discrimination Test for Before-Tax Contributions.

               (A) Notwithstanding the foregoing provisions of the Plan, the Plan shall meet the anti-discrimination test of Section 401(k) of the Internal Revenue Code (described in subsection (b)) for each Plan Year. In order to ensure that the anti- discrimination test is met, the Plan Administrator shall direct the Employer to adjust the Before-Tax Contributions for the Plan Year to the extent necessary to meet the requirements of Section 401(k) of the Internal Revenue Code and shall instruct the Employer as to how such adjustment shall be made. An adjustment to Before-Tax Contributions shall be accomplished by (i) requiring each Highly Compensated Employee to reduce (or eliminate) the Before-Tax Contributions to be made on his behalf for the Plan Year, (ii) returning Before-Tax Contributions made on behalf of Highly Compensated Employees to the Employees as of the end of the Plan Year, in the manner described in Section 5.7, (iii) making Discretionary Employer Contributions or other fully vested Employer contributions for Participants who are not Highly Compensated Employees, and who elected to have Before-Tax Contributions made for the Plan Year, which shall be administered as an additional Before-Tax Contribution, or (iv) taking such other actions as the Plan Administrator deems appropriate. If the Employer makes an additional, fully vested Employer contribution to the Plan pursuant to subpara-graph (iii) above, the contribution shall be paid to Trustee no later than the end of the twelve-month period immediately following the Plan Year to which the contribution relates.

               (B) For Plan Years beginning on or after January 1, 1997, the anti-discrimination requirements of Section 401(k) of the Internal Revenue Code require that, in each Plan Year, one of the following tests must be met:

                    (I) The Actual  Deferral  Percentage  (defined below) of the
               Highly Compensated Employees for the Plan Year is not more than the Actual Deferral Percentage of all other eligible Employees for the immediately preceding Plan Year, multiplied by 1.25; or

                    (II) The excess of the  Actual  Deferral  Percentage  of the
               Highly Compensated Employees for the Plan Year over that of the other eligible Employees for the immediately preceding Plan Year is not more than 2 percentage points, and the Actual Deferral Percentage of the Highly Compensated Employees for the Plan Year is not more than the Actual Deferral Percentage of all other eligible Employees for the immediately preceding Plan Year, multiplied by 2.

Notwithstanding the foregoing, the Plan Administrator may elect in accordance with Section 401(k)(3)(A) of the Internal Revenue Code to apply the Actual Deferral Percentage of all other eligible Employees for the current Plan Year, instead of the Actual Deferral Percentage for such Employees for the immediately preceding Plan Year, in applying the tests described above. The provisions of Appendix K shall apply for Plan Years beginning before January 1, 1997.

               (C) The Actual Deferral Percentage is the average of the ratios, calculated separately for each Employee who is eligible to participate in the Plan, of the amount of Before-Tax Contributions that are credited under the Plan on behalf of the eligible Employee for the Plan Year, to the Employee's Compensation for the Plan Year. Matching Contributions allocated to Participants' Matching Contributions Accounts may be included in computing the Actual Deferral Percentage for a Plan Year, if the Plan Administrator determines that inclusion of such contributions is appropriate. As described in subsection (b), the Actual Deferral Percentage of the Highly Compensated Employees shall be compared to the Actual Deferral Percentage of all other eligible Employees. The limitations of Section 5.4(b)(ii) shall be used only to the extent permitted by applicable Treasury regulations.

               (D)  Notwithstanding  the  foregoing,  if the test  described  in subsection (b) is not satisfied for a Plan Year, the Plan Administrator may use any other test permitted under Section 401(k) of the Internal Revenue Code to determine whether the Plan meets the anti-discrimination requirements of Section 401(k) of the Internal Revenue Code.

               (E) If the Company  maintains more than one plan qualified  under
          Section 401(a) of the Internal Revenue Code, and if the plans are aggregated for purposes of satisfying the coverage or anti-discrimination requirements of Section 401(a) or 410(b)(1)(A) or
          (B) of the Internal Revenue Code, all qualified cash or deferred arrangements contained in such plans shall be aggregated for purposes of performing the anti-discrimination test for Before-Tax Contributions. If a Highly Compensated Employee participates in more than one plan of the Company, all Before-Tax Contributions made by the Highly Compensated Employee under all such plans shall be aggregated for purposes of performing the test described in subsection (b), above. The Plan Administrator shall administer the anti-discrimination tests of Section 5.4 and 5.5 in accordance with Internal Revenue Service rulings and Treasury Regulations in effect from time to time.

          5.5      Anti-Discrimination Test for Matching Contributions.

               (A) Notwithstanding the foregoing provisions of the Plan, the Plan shall meet the anti-discrimination test of Section 401(m) of the Internal Revenue Code (described in subsection (b)) for each Plan Year. In order to meet the anti-discrimination test, the Plan Administrator shall reduce the Matching Contributions for the Plan Year to the extent necessary to meet the requirements of Section 401(m) of the Internal Revenue Code, in the manner described in
          Section 5.7. The Plan Administrator may also take such other actions to reduce Matching Contributions as the Plan Administrator deems appropriate, including, without limitation, actions similar to those described in Section 5.4(a).

               (B) The anti-discrimination requirements of Section 401(m) of the Internal Revenue Code require that, in each Plan Year, one of the following tests must be met.

                    (I) The Contribution Percentage (defined below) of the Highly Compensated Employees for the Plan Year is not more than the Contribution Percentage of all other eligible Employees for the immediately preceding Plan Year, multiplied by 1.25; or

                    (II) The excess of the Contribution Percentage of the Highly
               Compensated Employees for the Plan Year over that of the other eligible Employees for the immediately preceding Plan Year is not more than 2 percentage points, and the Contribution Percentage of the Highly Compensated Employees for the Plan Year is not more than the Contribution Percentage of all other eligible Employees for the immediately preceding Plan Year, multiplied by 2.

Notwithstanding the foregoing, the Plan Administrator may elect in accordance with Section 401(m)(2)(A) of the Internal Revenue Code to apply the Contribution Percentage of all other eligible Employees for the current Plan Year, instead of the Contribution Percentage for such Employees for the immediately preceding Plan Year, in applying the tests described above. The provisions of Appendix K shall apply for Plan Years beginning before January 1, 1997.

               (C) The  Contribution  Percentage  is the  average of the ratios, calculated separately for each eligible Employee, of the amount of Matching Contributions that are credited under the Plan on behalf of the eligible Employee for the Plan Year, to the Employee's Compensation for the Plan Year. Before-Tax Contributions may be included in computing the Contribution Percentage for a Plan Year, if the Plan Administrator determines that inclusion of such contributions is appropriate. However, Matching Contributions used to satisfy the anti-discrimination test described in Section 5.4(b) shall not be taken into account for purposes of the anti-discrimination test described in subsection (b) above, to the extent required by law. As described in subsection (b), the Contribution Percentage of the Highly Compensated Employees shall be compared to the Contribution Percentage of all other eligible Employees.

               (D)  Notwithstanding  the  foregoing,  if the test  described  in subsection (b) is not satisfied for a Plan Year, the Plan Administrator may use any other test permitted under Section 401(m) of the Internal Revenue Code to determine whether the Plan meets the anti-discrimination requirements of Section 401(m) of the Internal Revenue Code. The limitations of Section 5.5(b)(ii) shall be used only to the extent permitted by applicable Treasury regulations.

               (E) If the Company  maintains more than one plan qualified  under
          Section 401(a) of the Internal Revenue Code, and if the plans are aggregated for purposes of satisfying the discrimination or coverage requirements of Section 401(a)(4) or 410(b)(1)(A) or (B) of the Internal Revenue Code, all Matching Contributions made to such plans will be aggregated for purposes of performing the anti-discrimination test described in subsection (b) above. If a Highly Compensated Employee is eligible to participate in more than one plan maintained by the Company, Matching Contributions made on behalf of the Highly Compensated Employee under all such plans will be aggregated for purposes of performing the anti-discrimination test described in subsection (b) above.

               (F) Notwithstanding any other provision of the Plan, the sum of the Actual Deferral Percentage and the Contribution Percentage (as defined above) on behalf of Highly Compensated Employees may not exceed the "aggregate limit" permitted under the multiple use test, as set forth in Treasury Regulation section 1.401(m)-2(b). If the aggregate limit is exceeded, the Plan Administrator shall reduce the Before-Tax Contributions or the Matching Contributions of those Highly Compensated Employees who participate in the Plan so that the limit is not exceeded. Such reductions shall be calculated in accordance with the methods prescribed in Sections 401(k)(8)(C) and 401(m)(6)(C) of the Internal Revenue Code, respectively. The amount by which each Highly Compensated Employee=s Actual Deferral Percentage or Contribution Percentage is reduced shall be treated as an excess contribution under Section 5.7(b) or 5.7(c), as applicable. The Actual Deferral Percentage and the Contribution Percentage of the Highly Compensated Employees are determined after any correc- ion required to be made under this subsection(f). Multiple use does not occur if both the Actual Deferral Percentage and the Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Actual Deferral Percentage and the Contribution Percentage of the non-Highly Compensated Employees.

         5.6 Highly Compensated Employees. Effective for Plan Years beginning on or after January 1, 1997 and except as otherwise provided below, in computing the anti-discrimination test described in Sections 5.4 and 5.5, a Highly Compensated Employee is an Employee who:

               (A) Was a 5% owner of the Employer at any time during the Plan Year or the preceding Plan Year, or

               (B) Received Taxable Compensation from the Employer in excess of $80,000 during the preceding Plan Year and, to the extent elected by the Plan Administrator pursuant to applicable Treasury Regulations, was in the top 20% of Employees when ranked on the basis of Taxable Compensation paid during such preceding Plan Year. The $80,000 limit shall be adjusted pursuant to Sections 414(q) and 415(d) of the Internal Revenue Code.

The determination of Highly Compensated Employees for a Plan Year shall be made in accordance with Section 414(q) of the Internal Revenue Code and applicable Treasury Regulations.

          5.7      Distribution of Excess Contributions.

               (A) If a Participant's Before-Tax Contributions exceed Section 402(g) of the Internal Revenue Code limit described in Section 4.1 for a calendar year, the amount of Before-Tax Contributions in excess of the limit and income attributable to those contributions shall be distributed to the Participant by the first April 15 following the close of the calendar year in which the Before-Tax Contributions were made.

               (B) If Before-Tax Contributions of Highly Compensated Employees are required to be reduced as a result of the anti- discrimination test described in Section 5.4, the excess Before- Tax Contributions and income attributable to those contributions shall be distributed to the Highly Compensated Employees within 2-1/2 months after the close of the Plan Year to which the Before-Tax Contributions relate. In determining the amount of the distributions required under this
          Section 5.7(b), the Plan Administrator shall use the leveling method described in Section 401(k)(8)(C) of the Internal Revenue Code and applicable Treasury Regulations thereunder, or any other method allowed by the Internal Revenue Service.

               (C) If Matching Contributions of Highly Compensated Employees are required to be reduced as a result of the antidiscrimination test described in Section 5.5, the Plan Administrator shall reduce such contributions by either (i) forfeiting the contributions and applying them to reduce future Matching Contributions or (ii) distributing the contributions to Highly Compensated Employees within 2-1/2 months after the close of the Plan Year to which the contributions relate. In determining the amount of forfeitures or distributions required under this Section 5.7(c), the Plan Administrator shall use the leveling method described in Section 401(m)(6)(C) of the Internal Revenue Code and applicable Treasury Regulations thereunder, or any other method allowed by the Internal Revenue Service.

               (D) The amount of income attributable to excess contributions is that portion of the income on the Participant's Account to which the contributions were allocated for the Plan Year that bears the same ratio as the amount of excess contributions bears to the total balance of that Account.

               (E) The distributions required under this Section may be made without the consent of the Participant or his spouse and may be made without regard to any Qualified Domestic Relations Order.

               (F) In order to comply with the applicable Internal Revenue Code requirements, Matching Contributions attributable to Before-Tax Contributions in excess of Section 402(g) of the Internal Revenue Code dollar limitation under Section 4.1 and Matching Contributions attributable to excess Before-Tax Contributions under Section 5.4 may be forfeited and applied to reduce future Matching Contributions. Such Matching Contributions may be forfeited regardless whether they are otherwise vested under the Plan.

         5.8 Correction of Error. If an error is made in the adjustment of a Participant's Accounts, the error shall be corrected by the Plan Administrator, and any gain or loss resulting from the correction shall be credited to the income or charged as an expense of the Trust Fund for the Plan Year in which the correction is made. In no event shall allocations previously made to the Accounts of other Participants be required to be adjusted on account of the error.

                                   SECTION VI

                      VESTING AND DISTRIBUTION OF ACCOUNTS


          6.1 Vested Interest. Each Participant shall have a fully vested interest at all times in his Accounts.

          6.2 Distribution Upon Termination of Employment. Subject to Section 6.4(h), a Participant shall become entitled to a distribution of his Accounts when he retires on or after his Retirement Date, when he is otherwise no longer employed by the Employer and Affiliated Companies or if he incurs a Permanent Disability. A Participant's Accounts shall be valued as soon as practicable following receipt by the plan Administrator of all information necessary to process the distribution. All the Participant's outstanding loans described in
Section 7.4 shall become due and payable upon the Participant's termination of employment.

          6.3 Death. If a Participant dies before his Accounts have been distributed, his Accounts shall be paid to his Beneficiary. The Participant's Accounts shall be valued as soon as practicable following receipt by the Plan Administrator of all information necessary to process the distribution. All the Participant's outstanding loans described in Section 7.4 shall become due and payable upon the Participant's death.

          6.4  Form and Time of Payment.

               (A) If a Participant, other than a Canadian Employee, terminates employment with the Employer and Affiliated Companies, or if a Participant dies or incurs a Permanent Disability before his Accounts have begun to be distributed, the Participant's Accounts will be distributed in one of the following forms selected by the Participant (or his Beneficiary, in the case of the Participant's death):

                    (I) The Accounts may be paid to the Participant (or Beneficiary) in a lump sum payment.

                    (II)  The  Accounts  may  be  paid  to the  Participant  (or
               Beneficiary) in monthly installments over a term certain extending not beyond the life expectancies of the Participant and his Beneficiary. If the Participant dies before the completion of installments, any balance of the Accounts shall be paid to his Beneficiary as provided in Section 6.3. If a Beneficiary who is receiving payments dies, any remaining balance of the Accounts shall be paid to the personal representative of the Beneficiary's estate. When establishing the term of installment payments to be paid to a Participant and his Beneficiary, at the time payments begin, the present value of the payments projected to be paid to the Participant, based on his life expectancy, must be more than 50% of the present value of the payments projected to be paid to the Participant and his Beneficiary, based on their life expectancies.

               (B) The Account balance of a Canadian Employee whose employment terminates for any reason will be distributed in a lump sum payment.

               (C) In order for benefits to begin to be paid to a Participant or Beneficiary, the Participant or Beneficiary must request payment, subject to the terms of the Plan. If the Participant is not a Canadian Employee and has not attained age 70 and the Participant's Account balance has ever exceeded $3,500, the Participant must consent to the distribution. The Participant's consent must be given in writing on a form designated by the Plan Administrator. To the extent required by law, such form, and a notice which explains the optional forms of benefit available to the Participant and his right to defer the receipt of his benefits under subsection (d) below, will be provided to the Participant no less than 30 days and no more than 90 days before the date on which distribution is to commence. A distribution may commence less than 30 days after the date on which the notice described above is given to the Participant, provided that:

                    (I) The Plan Administrator  informs the Participant that the
               Participant has a right to a period of at least 30 days after receiving the notice to consider the decision as to whether to elect a distribution (and, if applicable, a particular distribution option), and

                    (II)  The   Participant,   after   receiving   the   notice,
               affirmatively elects a distribution.

Payments shall be made or shall begin to be made as soon as is administratively feasible after the Participant or Beneficiary requests the payment as described above. If additional allocations are to be made to the Participant's Account after the distribution date, the additional allocations will be distributed as soon as is administratively feasible after they are made.

               (D) A Participant who is not a Canadian Employee and whose Account balance has ever exceeded $3,500 may elect to postpone commencement of his benefit to a Valuation Date not later than his 70th birthday. A Participant who has elected to postpone commencement of his benefit may later elect to begin receiving his benefit at an earlier Valuation Date than the date originally designated.

               (E) The following rules shall apply to a deceased Participant who was not a Canadian Employee and whose Account balance exceeds or has exceeded $3,500:

                    (I) If a Participant  dies after  payments have begun,  then his remaining Account balance, if any, must be distributed to his Beneficiary at least as rapidly as under the method of distribution elected by the Participant.

                    (II) If a  Participant  dies before his Account  balance has begun to be distributed, then, except as provided below, his Account balance, if any, must be distributed within five years after the Participant's death. If the Participant's Account balance is distributed in installment payments to (or for the benefit of) an individual Beneficiary, then the Participant's Account balance may be distributed over a period not extending beyond the Beneficiary's life expectancy, and the payments must begin not later than one year after the Participant's death (or such other date as may be prescribed by Treasury regulations).

               (F) Notwithstanding the foregoing, and effective as of January 1, 1997, distributions from the Plan must begin:

                    (i) not later than the April 1 of the calendar year following the calendar year in which a Participant reaches age 70-1/2, for Participants who are 5% owners of the Company or an Affiliated Company, and

                    (ii) not later than the April 1 of the calendar year following the latest of (A) the calendar year in which the Participant reaches age 70-1/2, or (B) the calendar year in which the Participant retires, for Participants who are not 5% owners of the Company or an Affiliated Company.

To the extent required under Sections 401(a)(9) and 411(d)(6) of the Internal Revenue Code, a Participant who is not a 5% owner and who has attained age 70-1/2 on or after January 1, 1996 may elect to defer distribution of his or her Account until no later than April 1 of the calendar year following the calendar year in which the Participant retires. If a Participant is still in the employ of the Employer when distributions must begin, the Participant's Account will be distributed in a lump sum payment or in at least annual installments over a period permitted by Section 401(a)(9) of the Internal Revenue Code. A

Participant shall be required to select a distribution form that complies with the requirements of Section 401(a)(9) of the Internal Revenue Code. Payments will begin as of the date described above. If the Participant fails to elect the form in which his Account is to be distributed, the Plan Administrator shall distribute the Participant's Account in a lump sum and shall distribute any additional allocations as soon as is administratively feasible after the close of the Plan Year in which the additional allocations are made. The provisions of this Section 6.4(f) shall be administered in accordance with applicable Treasury Regulations and Internal Revenue Service rulings and other releases. The provisions of Appendix K shall apply for Plan Years ending on or before December 31, 1996.

               (G) A Participant may elect to have the portion of his Account that is invested in the Company Stock Fund paid in whole shares of Company Stock, with the value of fractional shares paid in cash, or entirely in cash.For purposes of determining the amount of a cash distribution, Company Stock will be valued as soon as practicable followingreceipt by the Plan Administrator of all information necessary to process the distribution. If part or all of a Participant's Account is invested in anyinvestment fund other than the Company Stock Fund, that portion of the Accountshall be paid in cash and shall be valued as soon as practicable followingreceipt by the Plan Administrator of all information necessary to process the distribution.

               (H) Notwithstanding the foregoing, a Participant's Before-Tax Contributions Account, Before-Tax Matching Contributions Account and
          Discretionary Employer Contributions Account may not be distributed unless:

                    (I) The  Participant  dies,  incurs a Permanent  Disability, attains age 59-1/2, separates from the service of the Employer and Affiliated Companies (as defined by applicable regulations), or qualifies for a withdrawal under Section 7.1 or 7.2(c);

                    (II) The  Participant  transfers  employment  to an employer that has purchased substantially all of the assets used by the Participant's former employer in its trade or business, and the distribution is made within the time period required by applicable regulations;

                    (III) The  Participant  is and continues to be employed by a corporation that was formerly a subsidiary of the Employer or an Affiliated Company and the stock of which has been sold, and the distribution is made within the time period required by applicable regulations; or

                    (IV) The Plan is terminated and no successor plan is established.

This Section 6.4(h) shall apply as required by Section 401(k) of the Internal Revenue Code, notwithstanding anything in the Plan to the contrary, and shall be administered in a manner consistent with the requirements of Section 401(k) and the Treasury Regulations thereunder.

               (I) If a Participant or Beneficiary elects a distribution from the Plan and for any reason part of the amount elected cannot be distributed (for example, because a portion of the Account is invested in a fund from which a distribution cannot be made for reasons over which the Plan Administrator and Trustee have no control), a partial distribution attributable to the available portion of the elected amount may be made.

               (J) Notwithstanding the foregoing, if a Participant or Beneficiary is entitled to receive a distribution from a J&S Account, the qualified joint and survivor annuity rules of Section 6.10 shall apply to the distribution, notwithstanding anything in the Plan to the contrary.

          6.5 Reemployed Participants. If a terminated Participant is reemployed by an Employer before incurring five consecutive one-year breaks in Service, the Participant may have the value of the forfeited portion of his Account, if any, reinstated by repaying to the Plan the amount previously distributed to him. The repayment must be made no later than the earlier of (x) five years after the first date on which the Participant is reemployed or (y) the close of the Participant's first five consecutive one-year breaks in Service beginning after the distribution. The Employer shall restore the forfeiture by making an additional contribution to the Plan. A break in Service is a 12-month period during which the Employee is not employed by the Employer or an Affiliated Company following his severance from Service date. If an Employee is absent from work on account of maternity or paternity leave, the Employee shall not be considered to have a break in Service for the first 12-month period in which the Employee would otherwise have had a break in Service. Maternity leave for this purpose is a period during which the Employee is absent because of (I) the pregnancy of the Employee, (II) the birth of a child of the Employee, (III) the placement of a child with the Employee in connection with the Employee's adoption of the child, or (IV) the Employee's caring for a child immediately after the birth or placement of the child.

          6.6      Benefits to Minors and Incompetents.

          (A) If any person entitled to receive payment under the Plan is a minor, the Plan Administrator shall pay the amount in a lump sum directly to the minor, to a guardian of the minor or to a custodian selected by the Trustee under the appropriate Uniform Transfers to Minors Act.

          (B) If a person who is entitled to receive payment under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless a previous claim has been made by a duly qualified committee or other legal representative), the payment may be made to the person's spouse, son, daughter, parent, brother, sister or other person deemed by the Plan Administrator to have incurred expense for the person otherwise entitled to payment.



          6.7      Location of Missing Participants.

               (A) If a Participant cannot be located after reasonable efforts have been made by the Plan Administrator to locate him (or, in the case of a Participant's death, his Beneficiary), then the Participant's Account shall be forfeited. If a Participant's Account exceeds $500, reasonable efforts to achieve payment shall be deemed to have been made if the Plan Administrator is unable to locate the Participant (or Beneficiary) after two successive certified or similar mailings to the last address on file with the Plan Administrator; provided, however, that in no event shall such reasonable efforts be deemed to have been completed earlier than the close of the 12 consecutive calendar month period following the last of the two successive mailings. If a Participant's Account does not exceed $500, reasonable efforts to achieve payment shall be deemed to have been made if the Plan Administrator is unable to locate the Participant (or Beneficiary) after one certified or similar mailing to the last address on file with the Plan Administrator and the Participant (or Beneficiary) does not respond to the mailing within three months following the date of the mailing.

               (B) As of the Valuation Date next following the end of the 12-month period or three-month period (whichever is applicable), the missing Participant's Account shall be forfeited. If the Participant or Beneficiary makes a valid written claim for the Account after it has been forfeited, the Participant's former Employer shall make a contribution to the Plan to reinstate the forfeited amount to the Participant's Account. The Employer's contribution may be made in one or more payments over such period of time as the Employer deems appropriate.



          6.8 No Guarantee of Values. The Employer does not guarantee that the market value of the Company Stock when it is distributed will be equal to its purchase price or that the total amount distributable or withdrawable under the Plan will be equal to or greater than the amount of the Participant's contributions and loans. Each Participant assumes all risk of any decrease in the market value of the Company Stock and other assets allocable to his Account in accordance with the provisions of the Plan.

          6.9      Eligible Rollover Distributions.

               (A) Notwithstanding any provision of the Plan to the contrary, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

               (B)  Definitions.

                    (I) Eligible  rollover  distribution:  An eligible  rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
               Section 401(a)(9) of the Internal Revenue Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                    (II) Eligible  retirement plan: An eligible  retirement plan is an individual retirement account described in Section 408(a) of the Internal Revenue Code, an individual retirement annuity described in Section 408(b) of the Internal Revenue Code, an annuity plan described in Section 403(a) of the Internal Revenue Code, or a qualified trust described in Section 401(a) of the Internal Revenue Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                    (III) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code, are distributees with regard to the interest of the spouse or former spouse.

                    (IV) Direct rollover:  A direct rollover is a payment by the
               Plan  to  the   eligible   retirement   plan   specified  by  the
               distributee.

          6.10 Qualified Joint and Survivor Annuity Rules.


               (A) If an Account is transferred from a Plan to which the qualified joint and survivor annuity rules apply, as designated by an applicable Appendix, then the provisions of this Section 6.10 shall apply to that Account to the extent so designated on the applicable Appendix. The portion of an Account under this Plan that is subject to the qualified joint and survivor annuity rules is called a "J&S Account". A J&S Account shall be subject to the following require-ments:

                    (I) If a Participant is married at the time his benefits are to commence and the Participant's vested Account balance has ever exceeded $3,500, the Participant's J&S Account will be paid in the form of a Qualified Joint and Survivor Annuity, unless the Participant rejects this form of payment, with the consent of his spouse, in the manner described below.

                    (II) If a Participant  is unmarried at the time his benefits are to commence and the Participant's vested Account balance has ever exceeded $3,500, the Participant's J&S Account will be paid in the form of a Single Life Annuity, unless the Participant rejects this form of payment in the manner described below.

                    (III) If the forms of payment  described in subsections  (a)
               and (b) have been rejected or do not apply, a Participant's J&S Account shall be paid in the form otherwise designated under this Plan.

                    (IV) If a married Participant dies before payment of his J&S
               Account has begun and if the Participant's vested Account balance has ever exceeded $3,500, the Participant's J&S Account will be distributed to the Participant's surviving spouse in the form a Qualified Pre-Retirement Survivor Annuity, unless the Participant elects otherwise before his death, with the consent of his spouse, in the manner described below, or unless the spouse elects to receive another form of payment permitted under the Plan. If the Qualified Pre- Retirement Survivor Annuity is rejected, the J&S Account will be paid to the designated Beneficiary in the form provided by Section 6.4.

               (B) The Plan may pay a Qualified Joint and Survivor Annuity, Single Life Annuity or Qualified Pre-Retirement Survivor Annuity either directly from the Plan or by the purchase and distribution of an annuity contract. The purchase and distribution of an annuity contract to a Participant, spouse or Beneficiary shall fully discharge any and all obligations of the Plan to the Participant, spouse or Beneficiary, and neither the Participant, spouse nor Beneficiary shall have any right or claim against the Plan, the Plan Administrator or the Employer in the event of the failure or default by the insurance company issuing the annuity contract with respect to any or all payments due under the annuity contract.

               (C) In order to reject the Qualified Joint and Survivor Annuity, Qualified Pre-Retirement Survivor Annuity, or Single Life Annuity forms of payment from a J&S Account, the Participant and his spouse, if any, must execute a written election in the manner and form described below:

                    (I) The Plan Administrator shall provide a written explanation to each Participant who has a J&S Account of (i) the terms and conditions of the Qualified Joint and Survivor Annuity, Qualified Pre- Retirement Survivor Annuity, or Single Life Annuity, whichever is applicable, (ii) the Participant's right to make and revoke elections and the method by which the Participant may do so, (iii) the effect of such an election on the benefits of the Participant and the spouse, and (iv) the rights of the Participant's spouse regarding the election.

                    (II) The  written  explanation  of the  Qualified  Joint and
               Survivor Annuity and Single Life Annuity will be provided no earlier than 90 days and no later than 30 days before the "annuity starting date," as defined in subsection (c)(iii)(A) below. The Plan Administrator will provide the written explanation of the Qualified Pre-Retirement Survivor Annuity before the end of the "applicable period" with respect to each Participant. The applicable period is the latest to occur of:

                         (w) The period beginning with the first day of the Plan
                    Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                         (x) A reasonable period after the individual  becomes a
                    Participant;

                         (y) A  reasonable  period  ending  after  the  survivor
                    benefit provisions apply to the Participant; or

                         (z)  A   reasonable   period   after   termination   of
                    employment, in the case of a Participant who terminates employment before attaining age 35.

                  Effective as of January 1, 1997, a Participant may elect, with the consent of his Spouse, if any, to waive the requirement that the written election be provided no later than 30 days before the annuity starting date if, after receiving written notice from the Plan Administrator of his right to at least 30 days to consider his rights under this Section 6.10, distribution of the Participant=s Account begins no earlier than seven days after the written explanation of the Qualified Joint and Survivor Annuity or Single Life Annuity is provided to the Participant. This subsection (c)(ii) shall be administered in accordance with applicable Treasury Regulations.

                    (III) The election  periods shall be established as follows:

                         (a) The period during which a Participant may elect not
                    to receive the Qualified Joint and Survivor Annuity or Single Life Annuity shall be the period beginning 90 days before the date on which his benefits become payable (the "annuity starting date") and ending on the annuity starting date.

                         (b) The period during which a Participant may elect not
                    to receive the Qualified Pre- Retirement Survivor Annuity shall be the period beginning on the first day of the Plan Year during which the Participant attains age 35 and ending on the date of the Participant's death. However, if a Participant terminates employment before he attains age 35, his election period shall begin on the date he terminates employment.

               Each of the elections may be made or revoked by the Participant with his spouse's consent at any time during the applicable election period; however, spousal consent to an election shall be irrevocable after it has been given. After the expiration of the applicable election period, an election is final and cannot be changed.

                    (IV) The Plan Administrator shall provide suitable forms and shall establish reasonable procedures for elections. In order to be valid, an election or revocation of an election (i) must be signed by the Participant and his spouse, if any, (ii) must designate a form of benefits or specific alternate Beneficiary that cannot be changed without the spouse's consent, and (iii) the spouse's consent must acknowledge the effect of the election and must be witnessed by a notary public or by a person authorized by the Plan Administrator. If it is established to the satisfaction of the Plan Administrator that the spouse cannot be located, or is otherwise unable to sign, the spouse's signature shall not be required. Any consent by a spouse (or establishment that the spouse's consent cannot be obtained) under the foregoing provisions shall be effective only with respect to that spouse. A spouse's consent applies only to the Beneficiary designation executed simultaneously by the Participant, unless the spousal consent waives all future rights of the spouse to consent to additional Beneficiaries or changes to the current Beneficiary. The Plan Administrator may require a married Participant or his spouse to supply such information as the Plan Administrator deems necessary to verify the Participant's marital status and the identification of the Participant's spouse.

               (C) If a Participant's Account balance has ever exceeded $3,500 and part or all of the Participant's J&S Account is to be distributed before the Participant attains age 65, the Participant and his spouse, if any, must consent to a distribution from the J&S Account before it may be made. The consent of the Participant and his spouse must be given in writing on a form designated by the Plan Administrator. To the extent required by law, such form, and a notice which explains the optional forms of benefit available to the Participant and his spouse and his right to defer the receipt of his benefits, will be provided to the Participant no less than 30 days and no more than 90 days before the date on which the distribution is to commence. Payment from the J&S Account shall be made or shall begin to be made as soon as administratively feasible after the Participant requests the payment, with the consent of his spouse, if any, but no less than 30 days after the notice form was given to the Participant.

                                   SECTION VII

                              WITHDRAWALS AND LOANS



          7.1      Hardship Withdrawals.

               (A) A Participant who is not a Canadian Employee may request that the Plan Administrator authorize a hardship withdrawal to be made from his Accounts, if the Participant has incurred financial hardship, as described below.

               (B) A Participant will be considered to have incurred financial hardship if he has immediate and heavy financial needs that cannot be fulfilled through other reasonably available financial resources of the Participant. Immediate and heavy financial needs shall mean needs resulting from:

                    (I) Expenses for medical care described in Section 213(d) of the Internal Revenue Code previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Internal Revenue Code) or necessary for these persons to obtain medical care described in
               Section 213(d) of the Internal Revenue Code;

                    (II) Costs  directly  related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                    (III)  Payment of tuition and related  educational  fees for the next 12 months of post-secondary education for the Participant or his spouse, children or dependents (as defined in Section 152 of the Internal Revenue Code);

                    (IV) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                    (V) Any  additional  expenses  or  payments  approved by the
               Internal Revenue Service.

The determination of hardship shall be made by the Plan Administrator in a uniform and nondiscriminatory manner in accordance with such standards as may be promulgated from time to time by the Internal Revenue Service.

               (C) A distribution will be deemed necessary to satisfy an immediate and heavy financial need of the Participant if all of the following requirements are met:

                    (I) The  distribution  is not in excess of the amount of the
               Participant's immediate and heavy financial need;

                    (II) The Participant has obtained all  distributions,  other than hardship withdrawals, and all non-taxable loans currently available under all plans maintained by the Employer;

                    (III) The Participant may not make contributions to the Plan or any other plan of deferred compensation maintained by the Employer (except for any defined benefit plan maintained by the Employer that requires mandatory employee contributions) for 12 months after receipt of the withdrawal; and

                    (IV) The Participant  may not make Before-Tax  Contributions for the calendar year that immediately follows the year of the withdrawal in excess of the applicable limit under Section 4.1(b) for the year, minus the amount of the Participant's Before-Tax Contributions for the year in which the withdrawal is made.

               (D) Hardship withdrawals may be made as of the end of any month (or more frequently, if the Plan Administrator so determines). A Participant who wishes to make a hardship withdrawal shall apply in writing to the Plan Administrator, in such form and at such time as the Plan Administrator shall designate. The Participant must furnish such information in support of his application as may be requested by the Plan Administrator.

               (E) The Plan Administrator shall determine the amount, if any, of withdrawal that may be made and may direct distribution of as much of the eligible portion of the Participant's Accounts as the Plan Administrator deems necessary to alleviate the hardship. The Plan Administrator may not authorize a hardship withdrawal in excess of the amount deemed necessary to alleviate the hardship or in excess of the eligible portion of the Participant's Accounts as of the date as of which the Plan Administrator approves the withdrawal. The amount withdrawn from a Participant's Accounts shall not exceed the amount by which the balance of the Participant's Accounts exceeds the unpaid balance of any outstanding loans described in Section 7.4. The Plan Administrator shall designate the order in which hardship withdrawals shall be made from Participants' Accounts.

               (F) Notwithstanding the foregoing, a Participant may not withdraw from his Before-Tax Contributions Account any earnings credited to that Account on or after January 1, 1989. If Matching Contributions or Discretionary Employer Contributions for years beginning on or after January 1, 1989 are included in computing the Actual Deferral Percentage under Section 5.4(c), a Participant may not make a hardship withdrawal from those Matching Contributions, Discretionary Employer Contributions, or earnings thereon.

               (G) A hardship withdrawal shall be paid in a lump sum payment as soon as is administratively feasible after the Valuation Date coinciding with or next following the date on which the hardship withdrawal is approved, in the same manner as distributions are made pursuant to Section 6.4(f).

               (H) Notwithstanding the foregoing, if a Participant requests a withdrawal from a J&S Account, the qualified joint and survivor annuity rules of Section 6.10 shall apply to the withdrawal, notwithstanding anything in the Plan to the contrary.

          7.2      Withdrawals During Employment.

               (A) Subject to subsection (b) below, a Participant who is not a Canadian Employee may request a withdrawal of all or a fied part of his After-Tax Contributions Accounts, After-Tax Matching Contributions Account, and Rollover Account as of any Valuation Date. A withdrawal may not exceed the limits described in subsection (b) below.

               (B) In order to make a withdrawal pursuant to subsection (a), a Participant must submit an application in such form and at such time as the Plan Administrator shall designate. A Participant's Accounts shall be valued as soon as practicable following the Valuation Date as of which the Plan Administrator approves the withdrawal. The amount withdrawn from a Participant's Accounts shall not exceed the amount by which the Participant's total Accounts, reduced by the unpaid balance of any outstanding loans described in Section 7.4, exceeds the unpaid balance of any outstanding loans described in Section 7.4.

               (C) A Participant who is not a Canadian Employee and who has attained age 59-1/2 may request a one-time withdrawal of the entire balance in his Accounts as of any Valuation Date. After a Participant who has attained age 59-1/2 has made a one-time withdrawal of his entire balance in his Accounts, any future withdrawals shall be subject to the limitations imposed under subsection (b) above. If a one-time withdrawal is made pursuant to this subsection (c), the Participant's outstanding loans described in Section 7.4 shall become due and payable. Any loan described in Section 7.4 that is not promptly repaid shall be considered in default and treated as a taxable distribution to the Participant. To make a one-time withdrawal pursuant to this subsection (c), a Participant must submit an application in such form and at such time as the Plan Administrator shall designate.

               (D) A withdrawal shall be paid in a lump sum payment, in the same manner as distributions are made pursuant to Section 6.4(f).

               (E) Notwithstanding the foregoing, if a Participant requests a withdrawal from a J&S Account, the qualified joint and survivor annuity rules of Section 6.10 shall apply to the withdrawal, notwithstanding anything in the Plan to the contrary.

          7.3      Withdrawals During Employment by Canadian Employees.

               (A)  Participants  who  are  Canadian   Employees  may  not  make
          withdrawals pursuant to Section 7.1 or 7.2. Instead, as of any Valuation Date, a Participant who is a Canadian Employee may withdraw all or any portion of his After-Tax Contributions Account that does not exceed:

                    (I) That portion of the Account that has a market value,  as of the Valuation Date as of which the withdrawal is made, equal to the aggregate after-tax contributions made by the Participant to the Prior Plan before the Valuation Date, less

                    (II) The  amount  of any  previous  withdrawals  made by the
               Participant from the Account pursuant to subsection (a).

               (B) The Plan Administrator may authorize a Canadian Employee to make a withdrawal from his After-Tax Matching Contributions Account as of a Valuation Date if there is an adverse condition in the Participant's affairs that, in the opinion of the Plan Administrator, has resulted in an immediate need for financial assistance to meet obligations incurred or to be incurred by the Participant to pay (i) substantial medical or other expenses to maintain the Participant's health or the health of members of his immediate family, (ii) substantial expenses to provide for the higher education of the Participant's children, (iii) substantial expenses to maintain the Participant's welfare and the welfare of his immediate family in the event of his permanent lay-off, divorce, separation from his spouse or other form of domestic breakdown, or (iv) substantial expenses arising as a result of other family emergency, including, under extraordinary circumstances, expenses needed to purchase a primary residence. A Participant may not make a withdrawal pursuant to this subsection (b) unless all amounts that may be withdrawn pursuant to subsection (a) have been withdrawn.

               (C) A withdrawal pursuant to this Section 7.3 shall be made by submitting an application in such form and at such time as the Plan Administrator shall designate. Withdrawals shall be paid in a lump sum payment, in the same manner as distributions are made pursuant to
          Section 6.4(f).

               (D) Notwithstanding the foregoing, if a Participant requests a withdrawal from a J&S Account the qualified joint and survivor annuity rules of Section 6.10 shall apply to the withdrawal, notwithstanding anything in the Plan to the contrary.

          7.4 Loans. As of any Valuation Date, a Participant who is an Employee, other than a Canadian Employee, may apply to the Plan Administrator, for a loan to be made to the Participant from his Accounts. Loan requests shall be made in such form and at such times as the Plan Administrator shall designate. Loans shall be made available to Participants who are not Employees if and to the extent required by law, and, notwithstanding anything in the Plan to the contrary, the Plan Administrator shall make appropriate arrangements for such loans, if required by applicable law. A loan may be made to a Participant subject to the following conditions:

               (A) The Plan Administrator shall implement procedures for the authorization of Plan loans, using uniform and nondiscriminatory standards. The Plan Administrator shall take into consideration the terms of any existing Qualified Domestic Relations Order in determining whether to authorize a loan.

               (B) The loan may only be made from a Participant's vested interest in his Accounts. The minimum loan that may be made to a Participant is $1,000 (or such other amount as may be permitted by law) and the maximum loan is one-half of the Participant's Accounts. The amount of loans outstanding to a Participant at any time, aggregated with the outstanding balance of all other loans to the Participant from all other qualified plans maintained by the Employer and Affiliated Companies, shall not exceed the lesser of:

                    (I) $50,000 (adjusted as described below); or

                    (II) One-half of the Participant's Accounts under the Plan.

         The $50,000 amount referred to in subparagraph (i) above shall be reduced by the difference between (x) the highest outstanding balance of loans to the Participant from the Plan during the one-year period ending on the day before the date of the loan and (y) the outstanding balance of loans to the Participant from the Plan on the date of the loan. For purposes of applying the foregoing limitations, the value of a Participant's Accounts shall be determined as soon as practicable following the Plan Administrator=s approval of the loan. Overdue interest shall be deemed to be an outstanding loan.

               (C) Loans shall be available to all Participants on a reasonably equivalent basis. Loans shall not be made available to highly compensated Participants in a greater percentage of their vested Account balances than the percentage that is available to other Participants.

               (D) Not more than one-half (or such other amount as may be permitted by applicable law) of a Participant's Accounts, determined immediately after the origination of the loan, may be used as security for the outstanding balance of all Plan loans made to a Participant.

               (E) Loans shall be made in cash. When a loan is made to a Participant, Company Stock and other assets held in his Account will be liquidated to provide the funds to be loaned to the Participant. The loan shall be evidenced by a promissory note, which shall be held as an asset of the Participant's Account.

               (F) Interest on a loan shall be charged at a rate not less than the prime rate in effect as of the first day of the month in which the loan application is received by the Plan Administrator (as reported in The Wall Street Journal or such other source or sources as the Plan Administrator deems appropriate), plus one percent. The Plan Administrator shall determine the interest rate in a manner that is consistent with applicable law. When establishing interest rates on Plan loans, the Plan Administrator may charge different rates based on the loan repayment method that will apply to the Participant.

               (G) A loan shall be repayable within five years from the date on which the loan is made; provided that a loan made for the purposes of enabling a Participant to purchase his primary residence may have a term of up to ten years.

          Loans to Employees shall be repaid by payroll deduction, with equal payments (including principal and interest) due each payday. Loans to Participants who are not active Employees shall be repaid according to appropriate arrangements made by the Plan Administrator. A Participant may elect to prepay the balance of his outstanding loan at any time by any method acceptable to the Plan Administrator. If a Participant elects to prepay his outstanding loan, the prepayment must be for the entire balance of the loan amount, unless applicable law provides otherwise.

               (H) A loan made to a Participant shall be considered a separate investment of the portion of the Participant's Account that is equal to the outstanding balance of the loan. The balance in the borrowing Participant's Account shall be reduced by the outstanding balance of the loan for purposes of allocating net income and increases and decreases in the value of the Trust Fund assets. Interest and principal paid on the loan shall be credited to the borrowing Participant's Account and shall be invested as described in Section
          9.7. Principal and interest paid on the loan shall not be considered earnings of the Trust Fund for allocation purposes.

               (I) If an  outstanding  loan is not  repaid as and when due,  the principal of and interest on the loan shall be deducted from any benefit that the Participant or his Beneficiary is entitled to receive, and the Participant or Beneficiary shall be subject to tax in accordance with Internal Revenue Code requirements. The unpaid principal and interest shall be deducted from the Account on the first date on which a Participant's Account may be distributed. If a loan becomes due and payable upon a Participant's termination of employment and the Participant (or Beneficiary, in the event of his death) does not repay the loan within 90 days after the Participant's termination of employment, the portion of the Participant's Account attributable to the unpaid loan will be deemed to be distributed to the Participant (or Beneficiary) as of the end of the 90-day period, and the Participant's Account balance will be automatically offset by the unpaid loan balance.

               (J) If the entire balance in a Participant's Accounts is distributed from the Trust Fund to a Participant or his Beneficiary while a loan to the Participant is outstanding, the Plan Administrator shall direct that the distributed amount be applied to reduce the outstanding balance of the loan.

               (K) Expenses incurred by the Plan Administrator and the Trustee in making, administering and collecting a loan may be charged against the Account of the borrowing Participant.

               (L) The Plan Administrator may adopt and utilize such forms and other documents as may be necessary or appropriate to administer the Plan's loan provisions, and such forms and documents are incorporated herein by this reference.

               (M) A Participant may not request more than two loans during a Plan Year. The Participant must repay any outstanding loan from the Plan before receiving a second loan from the Plan.

               (N) Notwithstanding the foregoing, if a Participant requests a loan from a J&S Account and the Participant is married, the Participant's spouse must consent to the loan from the J&S Account, to the use of the Participant's J&S Account as security for the loan, and to any possible reduction in the benefits that the Participant is entitled to receive as a result of the loan, within 90 days before the loan is made.

               (O) On a uniform basis, the Plan Administrator may suspend loan repayments under the Plan when the Participant is performing service in the uniformed services as defined in Section 414(u)(4) of the Internal Revenue Code.

          7.5 Outstanding Prior Plan Loans. Any outstanding loan made before June 30, 1984, as described in Section 4.8 of the Prior Plan as in effect before July 1, 1994, must be repaid within 90 days after the Effective Date.

          7.6 Insiders. Notwithstanding anything in the Plan to the contrary, the Plan Administrator may impose on Insiders such restrictions and require-ments regarding participation, contributions, investments, distributions and other matters as the Plan Administrator deems appropriate to comply with Rule 16b-3 or other applicable laws relating to Company Stock.

                                  SECTION VIII

                               TRUST ARRANGEMENTS

          8.1 Appointment of Trustee. The Trustee shall be named in the Trust Agreement. Upon execution of the Trust Agreement, the Trustee shall have exclusive responsibility, authority and discretion to hold and invest the assets of the Plan, as provided in the Trust Agreement and in the Plan.

          8.2 Appointment of Investment Managers. The Plan Administrator may appoint investment managers to manage part or all of the trust assets, as provided in the Trust Agreement. An investment manager must qualify as an investment manager under Section 3(38) of ERISA.

                                   SECTION IX

                             INVESTMENT OF ACCOUNTS



          9.1 Investment Funds.

               (A) The following investment funds shall be established for purposes of the Plan:

                    (I) Company Stock Fund. The Company Stock Fund shall be invested primarily in Company Stock. The Trustee may purchase and sell Company Stock on the open market, from and to the Company, and in any other manner as the Trustee deems appropriate, consistent with applicable securities laws, ERISA and the Internal Revenue Code.

                    (II) Other Investment  Funds. The Plan  Administrator  shall designate other investment funds from time to time for investment of Participants' Accounts. The Plan Administrator shall select the investment funds in accordance with Section 404(c) of ERISA and the regulations thereunder. Special investment funds with respect to assets of plans that are merged into the Plan may be designated pursuant to an applicable Appendix.

               (B) Plan assets may be invested in a short term investment fund or in any other manner deemed appropriate by the Trustee, pending investment in the appropriate investment fund.

               (C) The Plan Administrator may impose upon any investment fund such restrictions as may be necessary or appropriate. For example, the Plan Administrator may restrict transfers to or from an investment fund, and the Plan Administrator may limit the amount of a Participant's Account that may be transferred to or from an investment fund during a specified period of time.

          9.2      Investment of Accounts by Participants Under Age 57.

               (A) Before-Tax Contributions that were matched with Matching Contributions and automatically invested in the Company Stock Fund pursuant to the terms of thePrior Plan, and Before- Tax Contributions made on or after the Effective Date,may be transferred to another investment fund on or after September 1, 1996.

               (B) Matching Contributions and Discretionary Employer Contributions automatically shall be invested in the Company Stock Fund, except as provided in Section 9.3. Matching Contributions, Discretionary Employer Contributions and earnings thereon, shall remain invested in the Company Stock Fund and may not be transferred to another investment fund until the Participant attains age 57.

               (C) The following Accounts of a Participant who has not attained age 57 shall be invested in the Company Stock Fund:

                    (I) The Participant's Before-Tax Matching Contributions Account,

                    (II) The Participant=s  Discretionary Employer Contributions
               Account,

                    (III) The  Participant's  After-Tax  Matching  Contributions
               Account, and

                    (IV) The Participant's  Discretionary Employer Contributions
               Account.

               (D) A Participant who has not attained age 57 may elect to have the following Accounts invested in any of the investment funds offered pursuant to Section 9.1:

                    (I) The Participant's Before-Tax Contributions Account,

                    (II) The Participant's After-Tax Contributions Account,

                    (III) The Participant=s After-Tax Contributions Account,

                    (IV) The Participant's Rollover Account, and,

                    (V) Any  amounts so  designated  pursuant  to an  applicable
               Appendix to the Plan.

          9.3 Investment of Accounts by Participants Who Have Attained Age 57. Each Participant who has attained age 57 shall have the right to direct the investment of all of his Accounts into any of the investment funds offered pursuant to Section 9.1.

          9.4 Directed Investments. With respect to those portions of a Participant's Accounts that are not restricted to automatic investment in the Company Stock Fund, investments may be directed by the Participant in accordance with regulations issued under the Internal Revenue Code and ERISA, as follows:

               (A) A Participant may make investment directions in such form and at such time as the Plan Administrator shall designate. Investment directions shall specify the investment funds in which the Participant's Accounts are to be invested. Investment directions may be made at least quarterly, and more frequently if the Plan Administrator so determines, in whole percentages. Investment directions shall be submitted to such person as the Plan Administrator designates to implement Participants' directions. A Participant's investment directions shall be implemented as soon as is administratively feasible, consistent with applicable law and the Trustee's fiduciary responsibilities. An investment direction shall continue to apply until a subsequent direction is properly submitted. A Participant's Accounts may be charged for the reasonable expenses of carrying out investment directions.

               (B) To the extent required by applicable law or regulations, each Participant shall be provided the following information for each investment fund:

                    (I) An explanation that the Plan is intended to constitute a plan described in Section 404(c) of ERISA and the corresponding regulations, and that the fiduciaries of the Plan may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by such Participant;

                    (II) A description of the investment fund and its investment objectives and risk and return characteristics, including the type and diversification of assets in the investment;

                    (III)  An  identification   of  any  designated   investment
               managers;

                    (IV) An  explanation  of the  circumstances  under which the
               Participant may give instructions and limitations thereon;

                    (V) A  description  of any fees and  expenses  which  may be charged to the Participant's Account in connection with purchases or sales of interests in the investment fund;

                    (VI) The  name,  address  and  telephone  number of the Plan
               fiduciary  (or  his  designee)   responsible  for  providing  the
               information required under this Section 9.4;

                    (VII) Any  materials  relating to the  exercise of voting or similar rights incidental to the Participant's ownership interest in the investment fund, to the extent that such rights are passed through to Participants under the terms of the Plan;

                    (VIII) If the  investment  fund is subject to the Securities
               Act of 1933, a copy of the most recent prospectus immediately prior to the Participant's initial investment in the investment fund; and

                    (IX) With  respect to the Company  Stock Fund,  Participants shall be provided with all information generally required to be provided to shareholders of the Company.

               (C) To the extent required by applicable law or regulations, upon request, each Participant shall also be provided the following information for each investment fund:

                    (I) A description of the annual  operating  expenses and the total expenses, expressed as a percentage of average net assets;

                    (II) Copies of any  prospectuses,  financial  statements and reports, and any other materials that are available to the Plan;

                    (III) A list of the assets comprising the portfolio, together with the value of each asset and, if the asset is a fixed rate contract issued by a bank, savings and loan association, or insurance company, the name of the issuer, the term, and the rate of return on the contract;

                    (IV) Information  concerning the value of shares or units in investment funds available to Participants under the Plan, as well as the past and current investment performance of such funds (determined, net of expenses, on a reasonable and consistent basis); and

                    (V) Information concerning the value of shares or units held in the Account of the Participant.

          9.5 Limitations on Directed Investments. The Trustee may decline to implement a Participant's investment directions if such directions would:

               (A) Result in a  prohibited  transaction  as  described  in ERISA section 406 or Section 4975 of the Internal Revenue Code;

               (B) Generate taxable income to the Plan or jeopardize its tax qualified status;

               (C) Not be in accordance with the documents and instruments governing the Plan;

               (D) Cause a fiduciary to maintain the indicia of ownership in an asset outside jurisdiction of the United States district courts;

               (E)  Result  in  a  loss   greater   than  the   balance  in  the
          Participant's Account; or

               (F) Result in certain transactions between the Plan and the Employer or an affiliate of the Employer.

          9.6 Application to Beneficiaries and Alternate Payees. All Benefi-ciaries of deceased Participants who have Account balances in the Plan may direct the investment of their Accounts into any one or more of the investment funds offered pursuant to Section 9.1. After an Alternate Payee's interest in a Participant's Accounts has been finally determined pursuant to Section 11.8, the Alternate Payee may direct the investment of the Alternate Payee's Accounts into one or more of the investment funds offered pursuant to Section 9.1, to the same extent that the Participant could have directed the investment of the Accounts.

          9.7 Order of Withdrawals and Loans from the Investment Funds. When a withdrawal or loan is made from a Participant's Account that is invested in more than one investment fund, the amount to be withdrawn or loaned shall be deducted proportionately from the amount invested in each investment fund. In the case of a loan, the amount to be deducted from each investment fund shall be determined as of the Valuation Date as of which the loan is to be made, after any amounts to be allocated have been allocated but before any transfers between the investment funds or withdrawals have been made. Loan repayments shall be credited to the investment funds in which the Participant's Account is invested, consistent with the requirements of Section 9.2, if applicable. In the case of a withdrawal, the amount to be deducted from each investment fund shall be determined as of the Valuation Date as of which the withdrawal is to be made, after amounts to be allocated have been allocated and after any loans or any transfers between investment funds have been made. The Plan Administrator shall have discretion to change, in a non-discriminatory manner, the order in which withdrawals and loans from the investment funds are to be made and credited.

          9.8 Voting, Tender and Exercise of Similar Rights with Respect to Company Stock.

               (A) A Participant may instruct the Trustee how to vote, tender, or exercise similar rights with respect to the shares of Company Stock allocable to the Participant's Account. The Trustee shall hold any voting, tender, or similar instructions it receives from a Participant in the strictest confidence and shall implement and follow procedures sufficient to safeguard the confidentiality of such instructions, except to the extent necessary to comply with Federal or state laws not preempted by ERISA.

               (B) The Trustee shall vote, tender or exercise similar rights with respect to Company Stock for which timely instructions are received according to the Participants' instructions. The Trustee shall vote, tender, or exercise similar rights with respect to shares of Company Stock for which timely instructions are not received from Participants in such manner as the Trustee deems appropriate.

               (C) The Plan Administrator (or its agent) shall ensure that all notices, forms, and other information regarding the exercise of voting, tender, or similar rights are distributed to Participants within a reasonable time before voting, tender, or similar rights are to be exercised. Instructions from a Participant must be received by the Trustee in time for the Trustee to act with respect to them.

          9.9      Management of the Company Stock Fund.

               (A) The Plan Administrator shall implement and follow procedures sufficient to safeguard the confidentiality of information relating to the purchase, holding, and sale of Company Stock by Participants, except to the extent necessary to comply with Federal or state laws not preempted by ERISA.

               (B) If required by law, the Plan Administrator shall appoint an independent fiduciary (within the meaning of applicable Department of Labor regulations) to perform certain functions with respect to the Company Stock Fund if the Plan Administrator determines that appointment of an independent fiduciary is necessary because of a potential for undue Employer influence upon Participants with regard to the direct or indirect exercise of their shareholder rights.

               (C) The Trustee shall manage the Company Stock Fund in a manner consistent with ERISA, the Internal Revenue Code and applicable securities laws. Consistent with these laws, the Trustee shall implement appropriate procedures, restrictions and limitations with respect to the purchase and sale of Company Stock. If the Trustee is not able to execute fully Participants' investment directions at a particular time, the Trustee shall execute the instructions to the extent possible, in a pro rata manner.

     9.10 Allocation of Income. All net income that is earned on investments in an investment fund described in Section 9.1 shall be reinvested by the Trustee in that investment fund. As of each Valuation Date, the Trustee shall determine the current fair market value of each investment fund. As of each Valuation Date, before making adjustments for withdrawals, loans and transfers, the Plan Administrator shall adjust the Accounts invested in that investment fund to reflect the value of the investment fund as of that date. The adjustments shall be based on each Participant's Account balance invested in the investment fund as of the preceding Valuation Date. The outstanding balance of a Participant's loans described in Section 7.4 will not be included as part of his Account balance for purposes of allocations under this Section 9.10.

                                    SECTION X

                               GENERAL PROVISIONS


          10.1 Nonalienation of Benefits. No person shall have any interest in or right to any assets of the Trust Fund or any rights under the Plan except to the extent expressly provided in the Plan. Benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any liability for alimony or other payments for the support of a spouse, former spouse, or for any other relative of a Participant or Beneficiary, before actually being received by the person entitled thereto under the terms of the Plan. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable under the Plan shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, or torts of any person entitled to benefits hereunder.

          10.2 Merger or Consolidation. In the case of any merger or consoli-dation of the Plan with, or transfer of assets or liabilities to, any other plan, each Participant and Beneficiary of the Plan shall have an accrued benefit immediately after the merger, consolidation or transfer that is equal to or greater than the accrued benefit that the Participant or Beneficiary had immediately before the merger, consolidation or transfer.

          10.3 No Contract of Employment. Nothing contained in the Plan shall be construed as a contract of employment between the Company and any person, or as giving a right to any person to continue in the employment of an Employer, or as limiting the right of an Employer to discharge any person at any time, with or without cause.

          10.4   Non-Reversion.  It shall be impossible, at any time before
satisfaction  of  all  liabilities   with  respect  to  Participants  and  their
Beneficiaries, for any part of the principal or income of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of such

Participants and their Beneficiaries. However, the Employer's contributions under the Plan for any particular Plan Year shall be conditioned upon (i) the Plan initially being a qualified plan under Section 401(a) of the Internal Revenue Code for the Plan Year, and (ii) the contribution being deductible under
Section 404 of the Internal Revenue Code. If, after the Employer's contribution has been made, it is determined that a condition described in (i) or (ii) was not satisfied with respect to such contribution, or that all or a portion of such contribution was made under a mistake of fact, then the Trustee shall refund to the Employer within one year of the date the contribution is remitted to the Trustee, if such contribution is made by reason of a mistake of fact, or within one year of the denial of qualification or disallowance of the deduction, the amount of the contribution that was affected by the mistake of fact, or by a condition described in (i) or (ii) not being satisfied, subject to the following rules:

               (A) The Trustee shall be under no obligation to make such refund unless a written direction of the refund signed by an authorized representative of the Employer, is submitted to the Trustee.

               (B) Earnings attributable to the refundable amount shall not be refunded, but the refundable amount shall be reduced by a proportionate share of any losses of the Trust from the date of crediting by the Trustee to the date of segregation.

               (C) The Trustee shall be under no obligation to verify that the refund is allowable or timely and shall be entitled to rely on the Employer's written direction.

          10.5 Construction and Severability. Except as otherwise provided by Federal law, the Plan shall be administered, construed and enforced according to Virginia law. Each provision of the Plan shall be considered to be severable from all other provisions, so that if any provision or any part of a provision shall be declared void, the remaining provisions shall continue to be effective.

          10.6 Delegation of Authority. Whenever any Employer is permitted or required to perform any act, such act may be performed by any officer or other person duly authorized by the Board.

          10.7 Changes in Capital Structure. The existence of the Plan shall not limit or in any way affect the right of any Employer to change its capital structure or accounting practices at any time in whatever manner it may determine to be advisable.

          10.8 Receipt of Rollovers and Trustee-to-Trustee Transfers.


               (A) Subject to rules established by the Plan Administrator, the Trustee may receive a transfer of assets previously held under another tax-qualified plan for the benefit of a person who is eligible to participate in this Plan. Unless the Plan Administrator determines otherwise, assets that are subject to the joint and survivor annuity requirements of Section 417 of the Internal Revenue Code may not be transferred to this Plan, and assets that were previously distributed from a plan maintained by an Employer or a predecessor of an Employer may not be transferred to this Plan. Transferred assets may be received directly from the trustee of a tax-qualified plan, or they may be received as a rollover contribution from a tax-qualified plan or from an individual retirement account. Any plan from which assets are received must be a plan qualified under Section 401 of the Internal Revenue Code at the time of the transfer, and any rollover individual retirement account must be an individual retirement account within the meaning of Section 408 of the Internal Revenue Code at the time of the rollover.

               (B) The Trustee shall invest the transferred assets as part of the Trust Fund. The transferred assets, and the earnings and losses attributable to them, shall be held in the Participant's Rollover Account (unless an applicable Appendix provides otherwise).

               (C) The Plan Administrator and the Trustee shall be fully protected in relying on data, representations, or other information provided by a Participant or other Employee for the purpose of determining that the requirements of subsection (a) have been satisfied.

          10.9 Gender and Number. Every pronoun used in the Plan shall be construed to be of such number and gender as the context shall require.

          10.10 Plan Merger The Plan Administrator may direct that one or more other defined contribution plans maintained by an Employer be merged into this Plan. In the event of such a merger, the Plan Administrator shall designate the Accounts to which each Participant's accounts from the prior plan shall be allocated. Attached to the Plan are one or more Appendices that explain how the accounts of the prior plans are to be administered under this Plan.

                                   SECTION XI

                               PLAN ADMINISTRATION


          11.1 Plan Administrator.

               (A) The Plan Administrator shall have responsibility for administering the Plan and carrying out its provisions. The Company, by action of its Board, shall appoint the Plan Administrator, which shall consist of a committee of not less than three persons. Any member of the Plan Administrator may be removed and new members may be appointed by action of the Board.

               (B) Any person appointed to be a member of the Plan Administrator shall give his acceptance in writing to the Company. Any member of the Plan Administrator may resign by delivering his written resignation to the Company, and such resignation shall be effective upon such delivery or upon any date specified in the notice.

               (C) For purposes of administering the Plan, the Plan Administrator may delegate any or all of its duties, powers and responsibilities to one or more persons, entities or subcommittees, whose members may or may not be members of the Plan Administrator.

          11.2 Responsibilities.The Plan Administrator shall have responsibility and authority to take all action and to make all decisions necessary or proper to carry out the Plan. The determination of the Plan Administrator as to any question involving the general administration and interpretation of the Plan shall be final, conclusive and binding. Any discretionary actions to be taken under the Plan by the Plan Administrator with respect to the classification of Employees, Participants, Beneficiaries, contributions, or benefits shall be uniform in nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Plan Administrator shall have the power, duty and express discretionary authority:

               (A) To require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefits under the Plan;

               (B) To make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

               (C) To interpret the Plan, and to resolve any ambiguity or inconsistency;

               (D) To decide questions concerning the eligibility of any Employee to become a Participant;

               (E) To employ counsel, accountants, specialists, agents and such clerical, medical and other services as the Plan Administrator may require in carrying out the provisions of the Plan;

               (F) To determine the manner in which the assets of the Plan shall be disbursed; and

               (G) To authorize one or more persons to make any payment on its behalf, or to execute or deliver any instrument.

               (H) To appoint an independent fiduciary to carry out activities relating to the Company Stock Fund if the Trustee so requests in accordance with Section 9.9(b).

The Plan Administrator shall have the power to modify by administrative practice the time periods set forth in the Plan for making elections and applications with respect to withdrawals, distributions, Plan loans, investment directions, and other matters. The Plan Administrator shall exercise its power in a uniform and nondiscriminatory manner in accordance with applicable law.

          11.3  Delegation of Duties:

               (A) To the extent permitted by law, the Plan Administrator and any person to whom it may delegate any duty or power in connection with the Plan and the Employer and its officers and directors shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in the reliance upon, any counsel, accountant, other specialist or other person selected by the Plan Administrator, or in reliance upon any tables, valuations, certificates, opinions or reports that shall be furnished by any of them or by the Trustee. To the extent permitted by law, no member of the Plan Administrator or any subcommittee, nor the Employer or its officers and directors, shall be liable for any neglect, omission or wrongdoing of the Trustee or of any other person to whom powers, duties or responsibilities with respect to the Plan have been delegated.

               (B) The Plan Administrator may authorize one or more persons to make any payment in its behalf, or to execute or deliver any instrument.

          11.4 Expenses. All expenses that shall arise in connectio with the administration of the Plan, including, but not limited to, the compensation of the Trustee, administrative expenses and other proper charges and disbursements of the Trustee, and compensation and other expenses and charges of any counsel, accountant, specialist, agent or other person who shall be employed by the Plan Administrator in connection with the administration thereof, shall be charged to the Trust Fund and paid by the Trustee unless paid by the Employer. Participants' Accounts may be charged for part or all of the expenses of administration of the Plan, consistent with applicable law.

          11.5 Compensation. Unles otherwise agreed to by the Employer, the members of the Plan Administrator and any subcommittee shall serve without compensation for services as such, but all reasonable expenses incurred in the performance of their duties shall be paid from the Trust Fund. Unless otherwise determined by the Company or required by law, no officer of the Company and no member of the Plan Administrator or any subcommittee shall be required to give any bond or other security in any jurisdiction.

          11.6 Facility of Payment. Whenever, in the Plan Administrator's opinion, a person who is entitled to receive a benefit from the Plan (or an installment payment of the benefit) is under a legal disability, or other incapacity that prevents him from managing his financial affairs, the Plan Administrator may direct the Trustee to make payments to the person, or to his legal representative, or to a relative or friend of the person for his benefit, or the Plan Administrator may direct the Trustee to apply the payment for the benefit of the person. Any payment of a benefit or any installment payment of a benefit in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

          11.7 Benefit Claims Procedure.

               (A) If any person makes a claim regarding the amount of any distribution or its method of payment, such person shall present the reason for the claim in writing to the Plan Administrator. The Plan Administrator, in its discretion, may request a meeting to clarify any matters that it deems pertinent. A claimant who is denied a claim will, within 90 days of its receipt of the claim, be given notice by the Plan Administrator that describes:

                    (I) The specific reason or reasons for the denial;

                    (II) The specific  reference to the Plan provisions on which the denial is based;

                    (III) A list of additional  material or information (if any)
               that is necessary for the claimant to perfect the claim, with an explanation of why the additional information is needed;

                    (IV) An explanation of the Plan's claim procedure; and

                    (V) An explanation that the claimant may request a review of his claim denial by the Plan Administrator by filing a written request with the Plan Administrator not more than 60 days after receiving written notice of the denial and that the claimant, or his representative, before such review, may review pertinent documents and submit issues and comments in writing.

               (B) If a review of the initial denial is requested and the claim is again denied, the Plan Administrator shall again give written notice within 60 days of its decision to deny the claim to the claimant setting forth items (i) and (ii) above. All final interpretations, determinations and decisions of the Plan Administrator with respect to any matter hereunder shall be conclusive and binding upon the Employer, Participants, Employees, and all other persons claiming interest under the Plan, except as otherwise provided by ERISA.

          11.8 Domestic Relations Orders.

               (A) If the Trustee or the Plan Administrator receives a domestic relations order that purports to require the payment of a Participant's benefits to a person other than the Participant, the Plan Administrator shall take the following steps:

                    (I) If benefits  are in pay status,  the Plan  Administrator shall direct the Trustee to withhold payment and to account separately for the amounts that will be payable to the Alternate Payees (defined below) if the order is a Qualified Domestic Relations Order (defined below).

                    (II) The Plan Administrator  shall promptly notify the named
               Participant  and any  Alternative  Payees of the  receipt  of the domestic relations order and of the Plan Administrator's procedures for determining if the order is a Qualified Domestic Relations Order.

                    (III) The Plan  Administrator  shall  determine  whether the
               order  is  a  Qualified   Domestic   Relations  Order  under  the
               provisions of Section 414(p) of the Internal Revenue Code.

                    (IV) The Plan Administrator shall notify the named Participant and any Alternate Payees of its determination as to whether the order meets the requirements of a Qualified Domestic Relations Order.

               (B) If, within 18 months beginning on the date the first payment would be made under the domestic relations order (the 18-Month Period), the order is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall direct the Trustee to pay the specified amounts to the persons entitled to receive the amounts pursuant to the order.

               (C) If, within the 18-Month Period, (i) the order is determined not to be a Qualified Domestic Relations Order or (ii) the issue as to whether the order is a Qualified Domestic Relations Order has not been resolved, the Plan Administrator shall direct the Trustee to pay the specified amounts to the Participant or other person who would have been entitled to such amounts if there had been no order.

               (D)  If  an  order  is  determined  to  be a  Qualified  Domestic
          Relations   Order  after  the  end  of  the   18-Month   Period,   the
          determination shall be applied prospectively only.

               (E) A Qualified Domestic Relations Order shall not give an Alternate Payee any greater rights with respect to distributions, investments or other matters than a Participant would have with respect to the Account. Effective as of January 1, 1995, an Alternate Payee may elect to receive a distribution of the Alternate Payee's Account at any time after the Alternate Payee's interest in the Account has been finally determined. Distributions shall be made to Alternate Payees in accordance with the Plan, the Qualified Domestic Relations Order and applicable law.

               (F) For the purposes of this Section, the following terms shall have the following definitions:

                    (I) Alternate  Payee - Any spouse,  former spouse,  child or other dependent of a Participant who is recognized by a domestic relations order as having a right to all or a portion of the benefits payable under the Plan to the Participant.

                    (II) Qualified Domestic Relations Order - Any domestic relations order or judgment that meets the requirements set forth in Section 414(p) of the Internal Revenue Code.

          11.9 Persons With Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be administered in accordance with Section 414(u) of the Internal Revenue Code and Treasury Regulations thereunder.

                                   SECTION XII

                                AMENDMENT OF PLAN


          12.1 Reserved Power to Modify, Suspend or Terminate. As future conditions affecting this Plan cannot be foreseen, the Company, through action of the Board, reserves the right to amend, modify, suspend, or terminate the Plan. Any amendment may affect future Participants, but may not diminish the balances in the Accounts of any Participant or Beneficiary as they existed immediately before the effective date of the amendment.

          12.2 Distribution on Termination of Plan. If the Plan is terminated or if there is a complete discontinuance of contributions to the Plan, with or without notice, each Participant's interest in his Accounts shall become fully vested. A partial termination of the Plan, with or without notice, shall be deemed to be a termination of the Plan resulting in full vesting as to the part of the Plan that is terminated. In the event of a termination of the Plan, Participants' Accounts shall be distributed upon a date determined by the Plan Administrator.

                                  SECTION XIII

                    ADOPTION OF PLAN BY AFFILIATED COMPANIES


          13.1 Adoption of the Plan. Any Affiliated Company may become an Employer, with the approval of the Board, by adopting the Plan for its Employees. An Affiliated Company that becomes a party to the Plan shall promptly deliver to the Trustee a certified copy of the resolutions or other documents evidencing its adoption of the Plan. An Affiliated Company adopting the Plan may determine whether and to what extent periods of employment with the Affiliated Company before the Affiliated Company adopts the Plan shall be included as Service under the Plan, and an Affiliated Company may exclude certain classes of Employees from eligibility to participate in the Plan, as long as the exclusion does not result in prohibited discrimination under the Internal Revenue Code.

          13.2 Withdrawal. An Employer may withdraw from the Plan at any time by giving the Plan Administrator advance notice in writing of its intention to withdraw. Upon receipt of notice of a withdrawal, the Plan Administrator shall certify to the Trustee the equitable share of the withdrawing Employer in the Trust Fund, and the Trustee shall set aside from the Trust Fund such securities and other property as it shall, in its sole discretion, deem to be equal in value to the withdrawing Employer's equitable share. If the Plan is to be terminated with respect to the withdrawing Employer, the amount set aside shall be administered according to Section 10.2. If the Plan is not to be terminated with respect to the withdrawing Employer, the Trustee shall turn over the withdrawing Employer's equitable share to a trustee designated by the withdrawing Employer, and the securities and other property shall thereafter be held and invested as a separate trust of the withdrawing Employer.

          13.3 Sale of Employer or Division. If substantially all of the stock or assets of an Employer or a division of an Employer are sold, the Accounts of participants who are Employees of the affected Employer or division may be transferred to a tax-qualified defined contribution plan or the purchaser. If such a transfer is made, the Accounts of the affected Participants shall be transferred to a tax-qualified plan of the purchaser, and the affected Participants shall no longer be entitled to any benefits under this Plan. The transfer of Accounts shall be full satisfaction of this Plan's obligation to provide benefits to the affected Participants and their Beneficiaries.

                                   SECTION XIV

                                    TOP HEAVY


          14.1 Top Heavy. If the Plan is Top Heavy for any Plan Year, then the provisions of this Section 14 shall apply, notwithstanding anything in the Plan to the contrary. The determination of Top Heavy status shall be made as follows:
               (A) "Top Heavy" plans are one or more plans that are qualified under Section 401(a) of the Internal Revenue Code and under which the sum of the present value of accrued benefits of Key Employees under defined benefit plans and the account balances of Key Employees under defined contribution plans exceeds 60% of the sum of the present value of accrued benefits and account balances of all employees, former employees (except for former employees who perform no services for the Company for the five-year period ending on the determination date), and beneficiaries in the plans. The determination date is the date on which it is determined whether this Plan is Top Heavy. Such determination shall be made as of the last day of the immediately preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year. The determination shall be made in accordance with Section 416(g) of the Internal Revenue Code. The account balances under the Plan shall be valued as of each Valuation Date. Actuarial equivalence and benefit accruals shall be determined on the basis of the definition of actuarial equivalence and accrued benefits used for purposes of the James River Corporation of Virginia Retirement Plan for Salaried and Other Non-Bargaining Unit Employees, as in effect at the time. If the Company and Affiliated Companies maintain more than one plan qualified under Section 401 of the Internal Revenue Code, then (a) each such plan in which a Key Employee is a participant and
          (b) each such plan that must be taken into account in order for a plan described in the preceding clause to meet the requirements of Section 401(a)(4) or 410 of the Internal Revenue Code shall be aggregated with this Plan to determine whether the plans, as a group, are Top Heavy. The Company and Affiliated Companies may, in their discretion, aggregate any other qualified plan with this Plan to the extent that such aggregation is permitted by Section 416(g) of the Internal Revenue Code. The Company will determine whether the Plan is Top Heavy. For purposes of the preceding sentence, a Plan includes a terminated plan which was maintained by the Company within the last five years ending on the determination date and would otherwise be required to be aggregated with this Plan.

               (B) A Key Employee is an Employee, former Employee or Beneficiary who, at any time during the Plan Year or during any of the four preceding Plan Years, is or was (i) an officer of the Company or an Affiliated Company whose annual Taxable Compensation from the Company and Affiliated Company exceeds 50% of the amount in effect under
          Section  415(b)(1)(A) of the Internal  Revenue Code for the Plan Year,
          (ii) one of the ten Employees who own (or are considered as owning, within the meaning of Section 318 of the Internal Revenue Code) at least 0.5% and the largest interests in the Company or an Affiliated Company and whose annual Taxable Compensation from the Company and Affiliated Companies is at least equal to the amount in effect under
          Section  415(c)(1)(A) of the Internal  Revenue Code for the Plan Year,
          (iii) a 5% owner of the Company or an Affiliated Company, or (iv) a 1% owner of the Company or an Affiliated Company whose annual Taxable Compensation from the Company and Affiliated Companies exceeds $150,000. The amount in effect under Section 415(c)(1)(A) of the Internal Revenue Code for a Plan Year is the $30,000 amount described in Section 5.3 of the Plan, as adjusted. The determination of Key Employee status shall be made in accordance with Section 416(i) of the Internal Revenue Code, and the number of persons who are considered Key Employees shall be limited as provided under that Section.

          14.2 Minimum Allocation. For any Plan Year in which the Plan is Top Heavy, either a minimum benefit or a minimum contribution shall be provided for each Participant who is not a Key Employee and who is not covered by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining. Unless the minimum benefit described in Section 416(c)(1) of the Internal Revenue Code is provided under a defined benefit plan, the amount of Company and Affiliated

Company contributions and forfeitures that are allocated under one or more plans maintained by the Company or Affiliated Companies to the account of each Participant described above who is an Employee on the last day of the Plan Year shall be at least equal to 5% of the Participant's Taxable Compensation. This minimum contribution shall be made under other plans maintained by the Company or Affiliated Companies before it is made under this Plan. The Company shall have discretion to contribute an amount needed to satisfy this minimum allocation.

          14.3 Compensation Limitation. For any Plan Year in which this Plan is Top Heavy, the amount of a Participant's Taxable Compensation that may be taken into account under the Plan shall not exceed $150,000 (or an adjusted amount pursuant to Sections 401(a)(17) and 415(d) of the Internal Revenue Code). If the Participant is a 5% owner or is one of the 10 highly compensated employees, as defined in Section 414(q) of the Internal Revenue Code, earning the most Section 415 Compensation, such limitation shall be calculated by aggregating the Taxable Compensation of the Participant and any "family member" of such Participant who *participates in the Plan. For purposes of this paragraph, the term "family member" means the Participant's spouse and lineal descendants who have not attained age 19 by the close of the Plan Year.

          14.4 Benefit and Contribution Limitations. For Plan Yearsin which the Plan is Top Heavy, the 1.25 amount in Section 5.3 of the Plan shall be changed to 1.0 unless:
               (A) The sum of the present value of accrued benefits and account balances of Key Employees under plans aggregated pursuant to Section 14.1(a) does not exceed 90% of the total present value of accrued benefits and account balances of all participants in the plans, and

               (B) The minimum contribution described in Section 14.2 of the Plan is increased to 7-1/2% of the Participant's Taxable Compensation.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 6th day of June, 1997.











                           JAMES RIVER CORPORATION OF
                                    VIRGINIA


                          By/s/Daniel J. Girvan
                          -----------------------

                                   APPENDIX A

                                  MERGER OF THE
                                 JAMES RIVER II
                   SALARIED EMPLOYEES RETIREMENT SAVINGS PLAN
                       INTO THE STOCKPLUS INVESTMENT PLAN



         The James  River II Salaried  Employees  Retirement  Savings  Plan (the
"JRII Plan") will be merged into the StockPlus Investment Plan as of July 1, 1994. Contributions to the JRII Plan were frozen in 1986. The following special provisions relate to accounts transferred from the JRII Plan:

         1. All accounts in the JRII Plan immediately before July 1, 1994 shall be transferred to this Plan as of July 1, 1994 and shall be administered according to the provisions of this Plan, subject to the special provisions described below. Employees and former employees who have accounts in the JRII Plan immediately before July 1, 1994 are referred to as "Former JRII Employees".

         2. A Former JRII Employee's accounts under the JRII Plan will be held in the following Accounts for the Former JRII Employee under this Plan:

                  (A)  The  JRII  Plan  account   attributable   to   before-tax
         contributions shall be held in the Before-Tax Contributions Account.

                  (B)  The  JRII  Plan   account   attributable   to   after-tax
         contributions shall be held in the After-Tax Contributions Account.

                  (C)  The  JRII   Plan   account   attributable   to   matching
         contributions shall be held in the Before-Tax Matching Contributions Account (except as described in subsection 3(b) below).

                  (D)  The  JRII   Plan   account   attributable   to   rollover
         contributions shall be held in the Rollover Account.

         3. Each Former JRII Employee's Accounts shall be invested according to the terms of this Plan, subject to the following rules:

                  (A) A Former JRII Employee may direct the investment of the portion of his Before-Tax Contributions Account that is attributable to assets transferred from the JRII Plan into any of the investment funds described in Section 9.1, without regard to whether the Former JRII Employee has attained age 57, subject to subsection (c) below.

                  (B) If the Former JRII Employee had the right to invest his matching contributions account under the JRII Plan in investments other than Company Stock, such matching contributions shall be held in the Participant's After-Tax Matching Contributions Account. The Former JRII Employee may direct the investment of the portion of his After-Tax Matching Contributions Account that is attributable to such JRII Plan matching contributions in any of the investment funds described in
         Section 9.1, subject to subsection (c) below.

                  (C) Notwithstanding anything in the Plan to the contrary, the investment fund consisting of an Executive Life Insurance Company guaranteed investment contract (Fixed Income Fund A) shall be considered a "frozen" investment fund, and no amounts may be transferred to or from Fixed Income Fund A. No loans, withdrawals or distributions may be made from Fixed Income Fund A. If a Former JRII Employee (or his Beneficiary or an Alternate Payee) elects a distribution from his Accounts and a portion of the elected amount is invested in Fixed Income Fund A, only the portion of his Accounts that is not invested in Fixed Income Fund A may be distributed. These restrictions on Fixed Income Fund A shall remain in effect until such time as cash payments are made from Executive Life Insurance Company (or a successor) to Fixed Income Fund A in amounts available and sufficient for distribution to Former JRII Employees.

                  (D) In other respects, a Former JRII Employee's Accounts may be invested in the manner described for those Accounts under Section IX of the Plan.

         4. Each Former JRII Employee's Accounts shall be held and administered according to the terms of this Plan, subject to the following rules:

                  (A) If a Former JRII Employee has a loan from the JRII Plan that is outstanding as of July 1, 1994, the loan will remain outstanding under the merged Plan, until paid or otherwise satisfied according to its terms. In other respects, Plan loans will be governed by the provisions of Section 7.4 of this Plan.

                  (B) As of the end of any Plan Year quarter, a Former JRII Employee who has attained age 592 may elect to withdraw part or all of the Former JRII Employee's interest in the portion of his Before-Tax Contributions Account that is attributable to before-tax contributions made under the JRII Plan. The withdrawal shall be made pursuant to the administrative procedures described in Section 7.2.

                  (C) If a Former JRII Employee received a withdrawal from the JRII Plan before April 1, 1981 and repays to the Plan in a lump sum an amount equal to the portion of the withdrawal that was attributable to employee contributions allocated to the basic after-tax account, the Employer shall restore to the Participant's Account the amount of the forfeiture, without adjustments. The amount of the repayment shall be credited to the Former JRII Employee's Matching Contributions Account. The repayment must be made before the date on which the Participant completes a period of severance of at least 12 consecutive calendar months ending before January 1, 1985 or a period of severance of 60 months or more ending on or after January 1, 1985.

         5. The provisions of this Plan are intended to comply with the requirements of Section 411(d)(6) of the Internal Revenue Code with respect to the accounts transferred from the JRII Plan. The Plan shall be administered consistent with the requirements of Section 411(d)(6) and the regulations thereunder.

                                   APPENDIX B

                     MERGER OF THE SPECIALTY PAPERS COMPANY
                          PROFIT SHARING PLAN INTO THE
                            STOCKPLUS INVESTMENT PLAN



         The Specialty Papers Company Profit Sharing Plan (the "Specialty Plan") will be merged into the StockPlus Investment Plan on or around April 1, 1995
(for purposes of this Appendix, the "Merger Date"). Contributions to the Specialty Plan were frozen in 1987. The following special provisions relate to accounts transferred from the Specialty Plan:

         1. All accounts in the Specialty Plan immediately before the Merger Date shall be transferred to this Plan as of the Merger Date and shall be administered according to the provisions of this Plan, subject to the special provisions described below. Employees and former employees who have accounts in the Specialty Plan immediately before the Merger Date are referred to as "Former Specialty Employees".

         2. A Former Specialty Employee's accounts under the Specialty Plan will be held in the following Accounts for the Former Specialty Employee under this Plan:

                  (A) The Specialty Plan account attributable to before-tax contributions shall be held in the Before-Tax Contributions Account.

                  (B) The Specialty Plan account attributable to after-tax contributions shall be held in the After-Tax Contributions Account.

                  (C) The Specialty Plan account attributable to employer contributions shall be held in the Before-Tax Matching Contributions Account.

         3. Each Former Specialty Employee's Accounts shall be invested according to the terms of this Plan, subject to the following rules:

         (a) A Former Specialty Employee may direct the investment of the portion of his Before-Tax Contributions Account and Before-Tax Matching Contributions Account that is attributable to assets transferred from the Specialty Plan into any of the investment funds described in
         Section 9.1, without regard to whether the Former Specialty Employee has attained age 57.

                  (b) In other respects, a Former Specialty Employee's account may be invested in the manner described for those accounts under Section IX of the Plan.

         4. Each Former Specialty Employee's Accounts shall be held and administered according to the terms of this Plan, subject to the following rules:

                  (A) An amount equal to the balance in a Former Specialty Employee's Specialty Plan accounts as of the Merger Date shall be considered a J&S Account and shall be subject to the qualified joint and survivor annuity provisions of Section 6.10 of this Plan. Plan earnings after the Merger Date on amounts transferred from the Specialty Plan shall not be considered part of the J&S Account and shall not be subject to the qualified joint and survivor annuity rules.

                  (B) As of the end of any Plan Year quarter, a Former Specialty Employee who has attained age 592 may elect to withdraw part or all of the Former Specialty Employee's interest in the portion of his Before-Tax Contributions Account that is attributable to before-tax contributions made under the Specialty Plan. The withdrawal shall be made pursuant to the administrative procedures described in Section 7.2.

                  (C) If a Former Specialty Employee has a loan from the Specialty Plan that is outstanding as of the Merger Date, the loan will remain outstanding under the merged Plan until paid or otherwise satisfied according to its terms. In other respects, Plan loans will be governed by the provisions of Section 7.4 of this Plan.

          5. The provisions of this Plan are intended to comply with the requirements of Section 411(d)(6) of the Internal Revenue Code with respect to the accounts transferred from the Specialty Plan. The Plan shall be administered consistent with the requirements of Section 411(d)(6) and the regulations thereunder.

                                   APPENDIX C

                 MERGER OF THE JAMES RIVER - RIDGWAY CORPORATION
               PROFIT SHARING AND INCENTIVE SAVINGS PLAN INTO THE
                            STOCKPLUS INVESTMENT PLAN



         The James River - Ridgway Corporation Profit Sharing and Incentive Savings Plan (the "Ridgway Plan") will be merged into the StockPlus Investment Plan on or around April 1, 1995 (for purposes of this Appendix, the "Merger Date"). Contributions to the Ridgway Plan were frozen in 1988. The following special provisions relate to accounts transferred from the Ridgway Plan:

         1. All accounts in the Ridgway Plan immediately before the Merger Date shall be transferred to this Plan as of the Merger Date and shall be administered according to the provisions of this Plan, subject to the special provisions described below. Employees and former employees who have accounts in the Ridgway Plan immediately before the Merger Date are referred to as "Former Ridgway Employees".

         2. A Former Ridgway Employee's accounts under the Ridgway Plan will be held in the following Accounts for the Former Ridgway Employee under this Plan:

                  (A) The Ridgway Plan account attributable to before-tax contributions shall be held in the Before-Tax Contributions Account.

                  (B)  The  Ridgway  Plan  account   attributable   to  employer
         contributions shall be held in the Before-Tax Matching Contributions Account.

                  (C)  The  Ridgway  Plan  account   attributable   to  rollover
         contributions shall be held in the Rollover Account.

         3. Each Former Ridgway Employee's Accounts shall be invested according to the terms of this Plan, subject to the following rules:

                  (A) A Former Ridgway Employee may direct the investment of the portion of his Before-Tax Contributions Account and Before-Tax
          Matching Contributions Account that is attributable to assets transferred from the Ridgway Plan into any of the investment funds described in Section 9.1, without regard to whether the Former Ridgway Employee has attained age 57.

                  (B) In other respects, a Former Ridgway Employee's account may be invested in the manner described for those accounts under Section IX of the Plan.

         4. Each Former Ridgway Employee's Accounts shall be held and administered according to the terms of this Plan, subject to the following rules:

                  (A) As of the end of any Plan Year quarter, a Former Ridgway Employee who has attained age 592 may elect to withdraw part or all of the Former Ridgway Employee's interest in the portion of his Before-Tax Contributions Account that is attributable to before-tax contributions made under the Ridgway Plan. The withdrawal shall be made pursuant to the administrative procedures described in Section 7.2.

                  (B) If a Former Ridgway Employee has a loan from the Ridgway Plan that is outstanding as of the Merger Date, the loan will remain outstanding under the merged Plan until paid or otherwise satisfied according to its terms. In other respects, Plan loans will be governed by the provisions of Section 7.4 of this Plan.

         5. The provisions of this Plan are intended to comply with the requirements of Section 411(d)(6) of the Internal Revenue Code with respect to the accounts transferred from the Ridgway Plan. The Plan shall be administered consistent with the requirements of Section 411(d)(6) and the regulations thereunder.

                                   APPENDIX D

                  MERGER OF THE DIAMOND OCCIDENTAL FOREST INC.
                         EMPLOYEE SAVINGS PLAN INTO THE
                            STOCKPLUS INVESTMENT PLAN



         The Diamond Occidental Forest Inc. Employee Savings Plan (the "DOFI Plan") will be merged into the StockPlus Investment Plan on or around April 1, 1995 (for purposes of this Appendix, the "Merger Date"). Contributions to the DOFI Plan were frozen in 1993. The following special provisions relate to accounts transferred from the DOFI Plan:

         1. All accounts in the DOFI Plan immediately before the Merger Date shall be transferred to this Plan as of the Merger Date and shall be administered according to the provisions of this Plan, subject to the special provisions described below. Employees and former employees who have accounts in the DOFI Plan immediately before the Merger Date are referred to as "Former DOFI Employees".

         2. A Former DOFI Employee's accounts under the DOFI Plan will be held in the following Accounts for the Former DOFI Employee under this Plan:

                  (A)  The  DOFI  Plan  account   attributable   to   before-tax
         contributions shall be held in the Before-Tax Contributions Account.

                  (B)  The  DOFI  Plan   account   attributable   to   after-tax
         contributions shall be held in the After-Tax Contributions Account.

                  (C)  The  DOFI   Plan   account   attributable   to   employer
         contributions shall be held in the Before-Tax Matching Contributions Account.

                  (D)  The  DOFI   Plan   account   attributable   to   rollover
         contributions shall be held in the Rollover Account.

         3. Each Former DOFI Employee's Accounts shall be invested according to the terms of this Plan, subject to the following rules:

                  (A) A Former DOFI Employee may direct the investment of the portion of his Before-Tax Contributions Account and Before-Tax Matching Contributions Account that is attributable to assets transferred from the DOFI Plan into any of the investment funds described in Section 9.1, without regard to whether the Former DOFI Employee has attained age 57.

                  (B) In other respects, a Former DOFI Employee's Account may be invested in the manner described for those Accounts under Section IX of the Plan.

         4. Each Former DOFI Employee's Accounts shall be held and administered according to the terms of this Plan, subject to the following rules:

                  (A) An amount equal to the balance in a Former DOFI Employee's DOFI Plan accounts as of the Merger Date shall be considered a J&S Account and shall be subject to the qualified joint and survivor annuity provisions of Section 6.10 of this Plan. Plan earnings after the Merger Date on amounts transferred from the DOFI Plan shall not be considered part of the J&S Account and shall not be subject to the qualified joint and survivor annuity rules.

                  (B) As of the end of any Plan Year quarter, a Former DOFI Employee who has attained age 592 may elect to withdraw part or all of the Former DOFI Employee's interest in the portion of his Before-Tax Contributions Account that is attributable to before-tax contributions made under the DOFI Plan. The withdrawal shall be made pursuant to the administrative procedures described in Section 7.2.

         5. The provisions of this Plan are intended to comply with the requirements of Section 411(d)(6) of the Internal Revenue Code with respect to the accounts transferred from the DOFI Plan. The Plan shall be administered consistent with the requirements of Section 411(d)(6) and the regulations thereunder.

                                   APPENDIX E

                      MERGER OF THE PAPER ART COMPANY, INC.
                       401(K) PROFIT SHARING PLAN INTO THE
                            STOCKPLUS INVESTMENT PLAN



         The Paper Art Company, Inc. 401(k) Profit Sharing Plan (the "Paper Art Plan") will be merged into the StockPlus Investment Plan on or around July 31, 1996 (for purposes of this Appendix, the "Merger Date"). Contributions to the Paper Art Plan were frozen in 1993. The following special provisions relate to accounts transferred from the Paper Art Plan:

                  1. All accounts in the Paper Art Plan immediately before the Merger Date shall be transferred to this Plan as of the Merger Date. Employees and former employees who have accounts in the Paper Art Plan immediately before the Merger Date are referred to as "Former Paper Art Employees" for purposes of this Appendix.

                  2. A Former Paper Art Employee's accounts under the Paper Art Plan that are not transferred to Buyer's 401(k) Plans will be held in the following Accounts for the Former Paper Art Employee under this
         Plan:

                           (A) The Paper Art Plan account attributable to before-tax contributions shall be held in the Before- Tax Contributions Account.

                           (B) The Paper Art Plan account attributable to employer contributions and rollover contributions shall be held in the Rollover Account.

                  3. Each Former Paper Art Employee's Accounts shall be invested according to the terms of this Plan, subject to the following rules:

                           (A) A  Former  Paper  Art  Employee  may  direct  the
                  investment of the portion of his Before-Tax Contributions Account and Before-Tax Matching Contributions Account that is attributable to assets transferred from the Paper Art Plan into any of the investment funds described in Section 9.1, without regard to whether the Former Paper Art Employee has attained age 57.

                           (B) In other respects,  a Former Paper Art Employee's
                  Accounts may be invested in the manner described for those Accounts under Section IX of the Plan.

                  4. Each Former Paper Art Employee's Accounts shall be held and administered according to the terms of this Plan, subject to the following rules:

                           (A) An amount  equal to the balance in a Former Paper
                  Art Employee's Paper Art Plan accounts as of the Merger Date shall be considered a J&S Account and shall be subject to the qualified joint and survivor annuity provisions of Section
                  6.10 of this Plan. Plan earnings after the Merger Date on amounts transferred from the Paper Art Plan shall not be considered part of the J&S Account and shall not be subject to the qualified joint and survivor annuity rules.

                           (B) If a Former  Paper Art  Employee  has a loan from
                  the Paper Art Plan that is outstanding as of the Merger Date, the loan will remain outstanding under the merged Plan until paid or otherwise satisfied according to its terms. In other respects, Plan loans will be governed by the provisions of
                  Section 7.4 of this Plan.

                  5. The provisions of this Plan are intended to comply with the requirements of Section 411(d)(6) of the Internal Revenue Code with respect to the accounts transferred from the Paper Art Plan. The Plan shall be administered consistent with the requirements of Section 411(d)(6) and the regulations thereunder.

                                   APPENDIX F

                MERGER OF THE PAPER ART COMPANY, INC. 401(K) PLAN
                     FOR BARGAINING UNIT EMPLOYEES INTO THE
                            STOCKPLUS INVESTMENT PLAN



         The Paper Art Company, Inc. 401(k) Plan for Bargaining Unit Employees (the "Paper Art Bargained Plan") will be merged into the StockPlus Investment Plan on or around July 31, 1996 (for purposes of this Appendix, the "Merger Date"). Contributions to the Paper Art Bargained Plan were frozen in 1993. The following special provisions relate to accounts transferred from the Paper Art Bargained Plan:

                  1. All accounts in the Paper Art Bargained Plan immediately before the Merger Date shall be transferred to this Plan as of the Merger Date. Employees and former employees who have accounts in the Paper Art Bargained Plan immediately before the Merger Date are referred to as "Former Paper Art Employees" for purposes of this Appendix.

                  2. A Former Paper Art Employee's accounts under the Paper Art Bargained Plan that are not transferred to Buyer's 401(k) Plans will be held in the following Accounts for the Former Paper Art Employee under this Plan:

                           (A) The Paper Art Bargained Plan account attributable
                  to before-tax contributions shall be held in the Before-Tax Contributions Account.

                           (B) The Paper Art Bargained Plan account attributable
                  to  rollover  contributions  shall  be  held  in the  Rollover
                  Account.

                  3. Each Former Paper Art Employee's Accounts shall be invested according to the terms of this Plan, subject to the following rules:

                           (A) A  Former  Paper  Art  Employee  may  direct  the
                  investment of the portion of his Before-Tax Contributions Account that is attributable to assets transferred from the Paper Art Bargained Plan into any of the investment funds described in Section 9.1, without regard to whether the Former Paper Art Employee has attained age 57.

                         (B) In other respects, a Former Paper Art Employee's
                  Account may be invested in the manner described for those Accounts under Section IX of the Plan.

                  4. Each Former Paper Art Employee's Accounts shall be held and administered according to the terms of this Plan, subject to the following rules:

                  If a Former Paper Art Employee has a loan from the Paper Art Bargained Plan that is outstanding as of the Merger Date, the loan will remain outstanding under the merged Plan until paid or otherwise satisfied according to its terms. In other respects, Plan loans will be governed by the provisions of
                  Section 7.4 of this Plan.

                  5. The provisions of this Plan are intended to comply with the requirements of Section 411(d)(6) of the Internal Revenue Code with respect to the accounts transferred from the Paper Art Union Plan. The Plan shall be administered consistent with the requirements of Section 411(d)(6) and the regulations thereunder.

                                   APPENDIX G

                      MERGER OF THE RAMPART PACKAGING, INC.
                          SALARY DEFERRAL PLAN INTO THE
                            STOCKPLUS INVESTMENT PLAN



         The Rampart Packaging, Inc. Salary Deferral Plan (the "Rampart Plan") will be merged into the StockPlus Investment Plan on or around April 1, 1995 (for purposes of this Appendix, the "Merger Date"). Contributions to the Rampart Plan were frozen in 1991. The following special provisions relate to accounts transferred from the Rampart Plan:

         1. All accounts in the Rampart Plan immediately before the Merger Date shall be transferred to this Plan as of the Merger Date and shall be administered according to the provisions of this Plan, subject to the special provisions described below. Employees and former employees who have accounts in the Rampart Plan immediately before the Merger Date are referred to as "Former Rampart Employees".

         2. A Former Rampart Employee's accounts under the Rampart Plan will be held in the following Accounts for the Former Rampart Employee under this Plan:

                  (A) The Rampart Plan account attributable to before-tax contributions shall be held in the Before-Tax Contributions Account.

                  (B)  The  Rampart  Plan  account   attributable   to  employer
         contributions shall be held in the Before-Tax Matching Contributions Account.

                  (C)  The  Rampart  Plan  account   attributable   to  rollover
         contributions shall be held in the Rollover Account.

         3. Each Former Rampart Employee's Accounts shall be invested according to the terms of this Plan, subject to the following rules:

                 (A) A Former Rampart Employee may direct the investment of the portion of his Before-Tax Contributions Accoun and Before-Tax Matching Contributions Account that is attributable to assets transferred from the Rampart Plan into any of the investment funds described in Section 9.1, without regard to whether the Former Rampart Employee has attained age 57.

                  (B) In other respects, a Former Rampart Employee's Account may be invested in the manner described for those Accounts under Section IX of the Plan.

         4. Each Former Rampart Employee's Accounts shall be held and administered according to the terms of this Plan, subject to the following rules:

         If a Former Rampart Employee has a loan from the Rampart Plan that is outstanding as of the Merger Date, the loan will remain outstanding under the merged Plan until paid or otherwise satisfied according to its terms. In other respects, Plan loans will be governed by the provisions of Section 7.4 of this Plan.

         5. The provisions of this Plan are intended to comply with the requirements of Section 411(d)(6) of the Internal Revenue Code with respect to the accounts transferred from the Rampart Plan. The Plan shall be administered consistent with the requirements of Section 411(d)(6) and the regulations thereunder.

                                   APPENDIX H

                             PROVISIONS RELATING TO
                 EMPLOYEES OF THE COMMUNICATIONS PAPERS BUSINESS



         The provisions of this Appendix H shall apply to Participants who are described as "Newco Employees" for purposes of the Contribution Agreement dated as of August 15, 1995 among the Company, James River Paper Company, Inc., Crown Vantage Inc. and Crown Paper Co. Effective as of August 22, 1995 (the "Paper Contribution Date"), each Participant who is a Newco Employee shall cease participating in the Plan, and no Salary Reduction Contributions and Matching Contributions shall be made on their behalf for periods on or after the first day of the first applicable payroll period that begins after the Paper Contribution Date. Any Newco Employee who is not already a Participant in the Plan as of the Paper Contribution Date shall not be eligible to become a Participant in the Plan. The Account balance of each Participant who is a Newco Employee will be transferred to the Crown Vantage Inc. StockPlus Employee Stock Ownership Plan after the Paper Contribution Date.

                                   APPENDIX I

                         ESTABLISHMENT OF CROWN VANTAGE
                                   STOCK FUND



         Pursuant to Section 9.1(a)(ii), there shall be established the Crown Vantage Stock Fund, effective as of the date on which Crown Vantage Inc. ("Crown Vantage") ceases to be an Affiliated Company. The Crown Vantage Stock Fund shall be administered as follows:

                  (A) The Crown Vantage Stock Fund shall receive the shares of Crown Vantage common stock and cash distributed in lieu of fractional shares, that are distributed to the trustee in connection with the Company=s spin-off of Crown Vantage. The Crown Vantage Stock Fund shall be invested primarily in common stock of Crown Vantage. The Trustee may sell Crown Vantage common stock on the open market, and in any other manner as the Trustee deems appropriate, consistent with applicable securities laws, ERISA and the Internal Revenue Code.

                  (B) The Trustee shall not purchase any Crown Vantage common stock for the Crown Vantage Stock Fund. However, additional Crown Vantage common stock may be acquired by the Trustee as a result of stock split, stock dividends, and similar changes. In addition, the Trustee may acquire shares of Crown Vantage preferred stock under certain circumstances by exercising rights that were distributed with respect to shares of Crown Vantage common stock. When the Crown Vantage Stock Fund ceases to hold Crown Vantage common stock, the Crown Vantage Stock Fund shall terminate.

                  (C) Each Participant may direct the investment of the portion of his Account that is invested in the Crown Vantage Stock Fund into any of the other investment funds offered pursuant to Section 9.1. Participants may not transfer assets from other investment funds to the Crown Vantage Stock Fund. The Crown Vantage Stock Fund shall not be considered a "Company Stock Fund" and Crown Vantage common stock shall not be considered "Company Stock" for purposes of the Plan. The restrictions and provisions of Sections 9.2, 9.8, 9.9 and 9.10 shall not apply to amounts held in the Crown Vantage Stock Fund.

                                   APPENDIX J

                   PROVISIONS RELATING TO FORMER EMPLOYEES OF
               BENCHMARK HOLDINGS, INC. AND WINCUP HOLDINGS, INC.



         Certain employees of Benchmark Holdings, Inc. ("Benchmark") and WinCup Holdings, Inc. ("WinCup") became employees of James River Paper Company, Inc. ("JR Paper Company") as of November 6, 1995 (the "Acquisition Date") pursuant to the acquisition by JR Paper Company of certain assets and stock from Benchmark and WinCup. For purposes of this Appendix J, the employees of Benchmark and WinCup who became employees of JR Paper Company as of the Acquisition Date shall be referred to as "Former Benchmark Employees." The following special provisions relate to Former Benchmark Employees and to accounts transferred to this Plan from the Benchmark Corporation of Delaware 401(k) Savings and Profit Sharing Plan (the "Benchmark Plan"):

                  1. Each Former Benchmark Employee=s Service under the Plan shall include periods of employment with Benchmark and WinCup. Notwithstanding the foregoing, a Former Benchmark Employee may make Before-Tax Contributions only with respect to Compensation earned after the Acquisition Date and Matching Contributions, if any, will only be made with respect to Before-Tax Contributions made after the Acquisition Date.

                  2. As soon as administratively practicable following the Acquisition Date, the accounts of Former Benchmark Employees under the Benchmark Plan shall be transferred to this Plan and shall be administered according to the provisions of this Plan, subject to the special provisions described below. A Former Benchmark Employee's accounts under the Benchmark Plan shall become fully vested and non-forfeitable as of the date on which such accounts are transferred to this Plan.

                  3. Each Former Benchmark Employee's Accounts shall be invested according to the terms of this Plan, subject to the following rules:

                           (A)  A  Former  Benchmark  Employee  may  direct  the
                  investment of the portion of his Before-Tax Contributions Account and Before-Tax Matching Contributions Account attributable to assets transferred from the Benchmark Plan into any of the investment funds available under Section 9.1 without regard to whether the Former Benchmark Employee has attained age 57.

                           (B) In other respects,  a Former Benchmark Employee's
                  Accounts shall be invested in the manner described for those accounts under Section IX of the Plan.

                  4. Each Former Benchmark Employee=s Accounts shall be held and administered according to the terms of this Plan, subject to the following rules:

                           (A) Each Former  Benchmark  Employee who has attained
                  age 592 may request a one-time withdrawal of part or all of the Former Benchmark Employee=s interest in the portion of his Before-Tax Contributions Account attributable to before-tax contributions made under the Benchmark Plan (including earnings thereon). The withdrawal shall be made pursuant to the administrative procedures described in Section 7.2.

                           (B) If a Former  Benchmark  Employee  has a loan from
                  the Benchmark Plan that is outstanding as of the Acquisition Date, the loan will remain outstanding under this Plan until paid or otherwise satisfied according to its terms. In other respects, Plan loans will be governed by the provisions of
                  Section 7.4 of this Plan.

                           (C) For  purposes  of  determining  whether  a Former
                  Benchmark Employee has incurred a Permanent Disability, the second and third sentences of Section 2.23 shall not apply.

                  5. The provisions of this Plan are intended to comply with the requirements of Section 411(d)(6) of the Internal
         Revenue Code with respect to the accounts transferred from the Benchmark Plan. The Plan shall be administered consistent with the requirements of Section 411(d)(6) and the Treasury regulations thereunder.

                                   APPENDIX K

                     PROVISIONS RELATING TO THE PRIOR PLAN

         This Appendix K sets forth certain provisions of the Prior Plan that are applicable for specified periods covered by this amendment and restatement of the Plan:

                  1. For Plan Years beginning before January 1, 1997, the following definition of "Highly Compensated Employee" shall be used, instead of the definition set forth in Section 5.6:

                           (A) Except as otherwise  provided below, in computing
                  the anti-discrimination tests described in Sections 5.4 and 5.5, a Highly Compensated Employee is an Employee who, during the Plan Year or the preceding
                  Plan Year:

                               (I) Was at any time a 5% owner of the Employer or
                           an  Affiliated Company,

                               (II) Received Taxable Compensation from the Employer and Affiliated Companies in excess of $75,000,

                               (III) Received Taxable Compensation from the Employer and Affiliated Companies in excess of $50,000 and was in the top 20% of the Employees, when ranked on the basis of Taxable Compensation paid during the Plan Year, or

                               (IV) Was at any time an officer and received Taxable Compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Internal Revenue Code for the Plan Year.

                  The determination of Highly Compensated Employees shall be made in accordance with Section 414(q) of the Internal Revenue Code.

                           (B) In determining who are Highly Compensated
                  Employees for a Plan Year, an Employee who was not described in subsection (a)(ii), (iii) or (iv) above for the preceding Plan Year (without regard to this subsection) shall not be treated as described in subsection (a)(ii), (iii) or (iv) for the current Plan Year, unless the Employee is one of the 100 Employees who are paid the most Taxable Compensation during the current Plan Year.

                           (C) For purposes of determining who are officers, not
                  more than 50 Employees (or, if less, the greater of three Employees or 10% of all Employees) shall be treated as officers. If no officer of the Employer or Affiliated Company receives the amount of Taxable Compensation described in subsection (a)(iv) above, the highest paid officer for the Plan Year shall be treated as described in subsection (a)(iv).

                           (D) If any person is a family member of a 5% owner or
                  a family member of one of the ten Highly Compensated Employees who are paid the most Taxable Compensation during a Plan Year, then (i) the person shall not be considered a separate
                  Employee for purposes of this Section and (ii) any Compensation paid to the person (and any applicable contribution or benefit on his behalf) shall be treated as if it were paid to (or on behalf of) the 5% owner or Highly Compensated Employee.

                           (E)  For  purposes  of  determining   the  number  of
                  Employees  in the  top  paid  group  described  in  subsection
                  (a)(iii), the following Employees may be excluded:

                                    (I)     Employees who have not completed six
                           months of service,

                                    (II)   Employees who normally work less than
                           17-1/2 hours per week,

                                    (III) Employees who normally work during not
                           more than six months during any Plan Year,

                                    (IV) Employees who have not attained age 21,

                                    (V) Employees  whose terms of employment are
                           covered by a collective bargaining agreement between Employee representatives and the Employer or an Affiliated Company, and

                                   (VI) Employees who are non-resident aliens and who receive no United States earned income from the Employer or Affiliated Companies.

                           (F) A Highly  Compensated  Employee includes a former
                  Employee who separated from service prior to the Plan Year for which the determination was made and who was an active Highly Compensated Employee for either (i) such Employee's separation year or (ii) any Plan Year ending on or after the Employee's 55th birthday.

                  2. For Plan Years beginning before January 1, 1997, the following version of Section 5.4(b) shall be used:

                           (B) The  anti-discrimination  requirements of Section
                  401(k) of the Internal Revenue Code require that, in each Plan Year, one of the following tests must be met:

                                    (I) The Actual Deferral  Percentage (defined
                           below) of the Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by 1.25; or

                                    (II) The excess of the Actual Deferral Per-
                           centage of the Highly Compensated Employees over that of the other eligible Employees is not more than 2 percentage points, and the Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by 2.

                  In the  case of a Highly  Compensated  Employee  described  in
                  Section 5.6(d), the Actual Deferral Percentage for such Highly Compensated Employee shall be the greater of (i) the Actual Deferral Percentage determined by combining the contributions and Compensation of all of the Employee's family members who are eligible to participate in the Plan and who are Highly Compensated Employees (without regard to family aggregation) or (ii) the Actual Deferral Percentage determined by combining the contributions and Compensation of all family members of the Employee eligible to participate in the Plan.

                  3. For Plan Years beginning before January 1, 1997, the following version of Section 5.5(b) shall be used:

                           (B)      The anti-discrimination requirements of
                  Section 401(m) of the Internal Revenue Code require that, in each Plan Year, one of the following tests must be met.

                                    (I)  The  Contribution  Percentage  (defined
                           below) of the Highly Compensated Employees is not more than the Contribution Percentage of all other eligible Employees multiplied by 1.25; or

                               (II) The excess of the Contribution Percentage of
                           the Highly Compensated Employees over that of the other eligible Employees is not more than 2 percentage points, and the Contribution Percentage of the Highly Compensated Employees is not more than the Contribution Percentage of all other eligible Employees multiplied by 2.

                  In the  case of a Highly  Compensated  Employee  described  in
                  Section 5.6(d), the percentage derived in subsection (b) above shall be the greater of the percentage derived in subsection
                  (b), determined by combining the contributions and Compensation of all of the Employee's contributions and Compensation of all of the Employee's family members who are eligible to participate in the plan and who are Highly Compensated Employees (without regard to family aggregation), and the percentage determined under subsection (b) determined by combining the contributions and Compensation of all family members who are eligible to participate in the plan.

                  4. For Plan Years beginning before January 1, 1997, the following provision shall apply under Section 5.7 for those Highly Compensated Employees whose Actual Deferral Percentage is determined by combining the contributions and Compensation of their family members with the contributions and Compensation of the Employee:

                           (G) If the  Actual  Deferral  Percentage  of a Highly
                  Compensated Employee is determined by combining the contributions and Compensation of family members of the Employee, then the Actual Deferral Percentage is reduced in accordance with the leveling method referred to in Section 5.7(c) above and the excess contributions for the family unit are allocated among the family members in proportion to the contributions of each family member that have been combined. This procedure may be modified as allowable under applicable Treasury Regulations.

                  5. For Plan Years beginning before January 1, 1997 and for all Participants who are employed as of January 1, 1997 to the extent required under Section 401(a)(9) of the Internal Revenue Code, the following provision shall apply in lieu of the provision at Section 6.4(f):

                           (F) Notwithstanding the foregoing, distributions from
                  the Plan must begin not later than the April 1 following the calendar year in which a Participant reaches age 70-1/2. If a Participant is still in employ of the Employer when distributions must begin, the Participant's Account will be distributed in a lump sum payment or in at least annual installments over a period permitted by Section 401(a)(9) of the Internal Revenue Code. A Participant shall be required to select a distribution form that complies with the requirements of Section 401(a)(9) of the Internal Revenue Code. Payments will begin as of the April 1 following the calendar year in which the Participant reaches age 70-1/2. If the Participant fails to elect the form in which his Account is to be distributed, the Plan Administrator shall distribute the Participant's Account in a lump sum and shall distribute any additional allocations as soon as is administratively feasible after the close of the Plan Year in which the additional allocations are made.

                                   APPENDIX L

                         SPECIAL PROVISIONS RELATING TO
                             ASHLAND MILL EMPLOYEES



         All regular employees at the Ashland Mill covered under a collective bargaining agreement with Local 1104 of the United Paperworkers International Union as of May 1, 1996 (the "Ashland Mill Participants") were paid a special profit sharing distribution of $665. Notwithstanding the provisions of Section
4.1 to the contrary, Ashland Mill Participants may elect to have the entire amount of such profit sharing distribution contributed to the Plan as a Before-Tax Contribution for the Plan Year ending December 31, 1996, provided that such contribution does not exceed the limits provided in Section 4.1(a) and 5.7(a) of the Plan.

         If an Ashland Mill Participant elects to contribute his or her profit sharing distribution to the Plan, such profit sharing distribution shall be treated as having been contributed to the Plan after all other Before-Tax Contributions have been contributed to the Plan. No Matching Contributions shall be made for 1996 with respect to that portion of an Ashland Mill Participant=s Before-Tax Contributions attributable to the profit sharing distribution.

                                   APPENDIX M

                        PROVISIONS RELATING TO EMPLOYEES
                        ACQUIRED BY THE FONDA GROUP, INC.



         Certain employees of James River Paper Company, Inc. ("JR Paper Company") became employees of the Fonda Group, Inc. ("Fonda") as of April 29, 1996 (the "Acquisition Date") pursuant to the acquisition by Fonda of certain assets from JR Paper Company. For purposes of this Appendix M, the employees of JR Paper Company as of the Acquisition Date shall be referred to as Former JR Paper Company Employees.

         Any Former JR Paper Company Employee who is employed by Fonda as of October 30, 1996, and who has an account balance under Fonda=s Section 401(k) plan shall be permitted to elect to have the entire amount of his or her Account transferred to the Fonda Section 401(k) plan in a trustee-to-trustee transfer.